UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________________________________
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
_________________________________________________________________

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PEABODY ENERGY CORPORATION
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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Peabody

Peabody

Notice of 2025 Annual Meeting of Stockholders

PROXY STATEMENT 2025

TO BE HELD MAY 8, 2025

Peabody

BUILDING BRIGHTER FUTURES

Our mission is to create superior value for shareholders as the leading global supplier of coal, which enables economic prosperity and a better quality of life.

Our Values
•Safety: We commit to safety and health as a way of life.
•Customer Focus: We provide customers with quality products and excellent service.
•Leadership: We have the courage to lead, and do so through inspiration, innovation, collaboration and execution.
•People: We offer an inclusive work environment and engage, recognize and develop employees.
•Excellence: We are accountable for our own success. We operate cost-competitive mines by applying continuous improvement and technology-driven solutions.
•Integrity: We act in an honest and ethical manner.
•Sustainability: We take responsibility for the environment, benefit our communities and restore the land for generations that follow.

Peabody Plaza
701 Market Street
St. Louis, Missouri 63101
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 8, 2025
Peabody Energy Corporation (“Peabody” or the “Company”) will hold its 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) at Peabody Plaza, 701 Market Street, St. Louis, Missouri 63101 and virtually via the internet at www.virtualshareholdermeeting.com/BTU2025 on Thursday, May 8, 2025, at 9:00 a.m. Central Time to:
1.Elect eight directors for a one-year term;
2.Approve, on an advisory basis, our named executive officers’ compensation;
3.Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2025; and
4.Transact any other business as may properly come before the 2025 Annual Meeting and any adjournment or postponement thereof.
The foregoing items of business are more fully described in the proxy statement accompanying this notice. The Board of Directors has fixed the close of business on March 13, 2025, as the record date for determining stockholders of Peabody entitled to receive notice of and vote at the 2025 Annual Meeting and any adjournment or postponement thereof.
We strongly encourage you to vote your shares by proxy prior to the 2025 Annual Meeting and, if you plan to attend the 2025 Annual Meeting, to consider doing so virtually via the internet. Whether you attend the meeting in person or virtually, you will be able to vote your shares and participate in the meeting.
WHETHER OR NOT YOU EXPECT TO ATTEND THE 2025 ANNUAL MEETING IN PERSON OR VIRTUALLY VIA THE INTERNET, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS PROVIDED IN THE ENCLOSED MATERIALS. IF YOU REQUESTED A PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENVELOPE PROVIDED.

By Order of the Board of Directors,

Scott T. Jarboe
Chief Administrative Officer and Corporate Secretary

March 27, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 8, 2025.
The Notice of Annual Meeting, Proxy Statement, and Annual Report for the fiscal year ended
December 31, 2024, are available at www.proxyvote.com.

IMPORTANT NOTICE REGARDING IN-PERSON ADMISSION TO THE 2025 ANNUAL MEETING
We ask that stockholders or their legal proxy holders who wish to attend the 2025 Annual Meeting in person preregister with Peabody’s Investor Relations Department no later than 5:00 p.m. Central Time on Friday, May 2, 2025. Only those persons who are verified stockholders as of the Record Date or hold a proxy authorized by an authorized shareholder as of the Record Date will be permitted admittance to the meeting. For complete instructions for preregistering, see page 82 of this Proxy Statement.

Dear Fellow Stockholder:
It is my pleasure to invite you to attend the 2025 Annual Meeting of Stockholders on Thursday, May 8, 2025. We will again be hosting a hybrid annual meeting this year in St. Louis, Missouri, and online.
We believe that 2024 marked a year of both significant activity and achievement for Peabody, even in the face of notable challenges. Your company earned $371 million in net income attributable to common stockholders, on Adjusted EBITDA of $872 million and revenue of $4.24 billion. We also ended the year with a strong balance sheet and cash and cash equivalents of $700 million, leading to a cash-positive net debt position. All of this occurred against the backdrop of declining commodity prices that suppressed margins, cash flows and returns.
Among our major 2024 highlights, the company continued progress on the redevelopment of the premium hard coking coal Centurion Mine in Australia and shipped its first coal to a steelmaking customer in Asia. The mine will continue continuous miner production in 2025 as we ramp up full-scale longwall for 2026.
Peabody also maintained a balanced capital allocation strategy this past year. We returned $221 million to stockholders in share repurchases and dividends while also reinvesting in the business. Notably, in November we announced an agreement to purchase four long-lived Australian premium hard coking coal mines from Anglo American. This transformative acquisition is expected to close in the coming months and will further reweight Peabody toward metallurgical coal, with approximately three-quarters of Adjusted EBITDA projected to come from this segment in 2026, which will be our first full year of operating the acquired mines.
Peabody drove an exceptional year in safety and environmental performance in 2024. We achieved accident and severity rates that set a new company best in our 140-plus year history. We also reduced reclamation bonding obligations by more than $100 million while reclaiming 70% more land than we disturbed. And, as has become commonplace, the company was recognized with a number of honors for leading safety, land restoration and employment practices.
I continue to believe that good governance is a best practice of any strong company, and an appropriate expectation of our stockholders. Your Board of Directors has continued to provide oversight on good governance, strategy and enterprise risk management. As we enter 2025, we believe we have widened the aperture on our paths to value creation by targeting long-term earnings growth, stockholder returns and favorable valuation rerating potential over time.
As chairman of Peabody, I can say that we look forward to keeping you apprised of our progress, and we appreciate your time and your ongoing support of Peabody.

Bob Malone
Chair of the Board

*Adjusted EBITDA is not a recognized term under GAAP. This measure is defined and reconciled to the nearest GAAP measure in Appendix B to this proxy statement.

PROXY SUMMARY
This summary highlights certain information contained in the Proxy Statement. This summary does not contain all the information that you should consider, and you should read the entire Proxy Statement before voting. For more complete information regarding Peabody’s 2024 performance, please review Peabody’s Annual Report on Form 10-K for the year ended December 31, 2024. This Proxy Statement and related materials were first made available on the internet or mailed to stockholders on or about March 27, 2025.

2025 Annual Meeting Overview
Date and Time	May 8, 2025, at 9:00 a.m. Central Time
Place	Peabody Plaza, 701 Market Street, St. Louis, Missouri 63101 and online at www.virtualshareholdermeeting.com/BTU2025
Virtual Meeting	To allow as many stockholders as possible to participate, our meeting will be also available virtually on the Internet at www.virtualshareholdermeeting.com/BTU2025.
Record Date	March 13, 2025
Voting
Stockholders of record as of the close of business on the record date are entitled to vote. Each share of Common Stock of Peabody (“Common Stock”) is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Stock Outstanding on Record Date	121,567,314 shares of Common Stock
ROADMAP OF VOTING MATTERS
Stockholders are being asked to vote on the following matters at the 2025 Annual Meeting:

Proposal	Board Recommendation	More Information
1.Election of directors	FOR each Nominee	Page 8
2.Advisory approval of Peabody’s named executive officers’ compensation	FOR	Page 66
3.Ratification of the appointment of Ernst & Young LLP as Peabody’s independent registered public accounting firm for the fiscal year ending December 31, 2025	FOR	Page 71

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GOVERNANCE HIGHLIGHTS
We are committed to good corporate governance, which we believe promotes the long-term interests of stockholders. The Corporate Governance section beginning on page 24 describes our governance framework, which includes the following highlights:

Governance Highlights

Board Practices	Stockholder Matters
☑ Non-Executive Chair	☑ Active and Ongoing Stockholder Outreach
☑ 7 of 8 Current Directors are Independent	☑ Annual “Say-on-Pay” Advisory Vote
☑ Regular Executive Session of Independent Directors	☑ Proxy Access Rights
☑ Annual Election of All Directors	☑ Stockholder Right to Call Special Meetings
☑ Annual Board and Committee Evaluations	Other Best Practices
☑ Structured Process for Board’s Risk Oversight	☑ Robust Stock Ownership Requirements
☑ Majority Voting in Director Elections	☑ Strong Insider Trading Policy and Training
☑ Limits on Outside Board Service	☑ Prohibition on Hedging and Pledging Stock
☑ Diverse Backgrounds and Expertise of Directors	☑ Formal CEO Succession Planning Process

APPROACH TO SUSTAINABILITY, HUMAN CAPITAL AND GOVERNANCE
We recognize that the long-term success of our Company depends on our ability to generate cash flows while managing the diverse risks facing the company. We take a holistic approach to identifying and managing these risks, focusing on supporting our customers' and other stakeholders' goals to generate value for our stockholders.
Our Board has ultimate oversight for how the company identifies and addresses risks, including risks relating to sustainability, human capital and governance. As a fundamental component of our strategy, we focus on identifying, managing and mitigating risk. Our Nominating and Corporate Governance Committee, Compensation Committee and Health, Safety, Security and Environmental Committee advise the entire Board on certain aspects of these risks. The executive leadership team and senior management execute the strategy and supporting programs, and our global workforce turn these programs into on-the-ground practices that yield meaningful outcomes for our business.
We believe our executive compensation program is consistent with best practices, aligns management's interests with those of stockholders and incorporates objective, measurable sustainability and safety metrics.
Additional information regarding our approach to and progress on risks associated with sustainability, human capital, governance and other issues can be found within our annual Sustainability Report available at https://www.peabodyenergy.com/Peabody/media/MediaLibrary/2025_Peabody_Sustainability_Report.pdf. Our annual Sustainability Report is reviewed by Peabody’s Board of Directors and executive leadership team. Our website and our Sustainability Report are not incorporated by reference and should not be considered part of this proxy statement.
Governance: From our offices in St. Louis and Brisbane, to our mines across the U.S. and Australia, Peabody is committed to safety, sustainability and integrity. The governing principles that guide our Board enable the operational excellence, focused engagement and financial strength to meet these values.
Integrity is embedded in our corporate culture and facilitates ethical decision-making, allowing us to build trust among stakeholders and supporting stability within the business. These values are communicated in our Code of Business Conduct and Ethics and related anti-corruption policies, as well as to our suppliers through our Vendor Code of Conduct.
These policies and procedures require compliance with local, state, federal, tribal and international laws and regulations, and are designed to promote the best interests of the enterprise and enhance our reputation as a world-class, responsible mining company. Our governance practices include, but are not limited to, an independent non-executive Board chair; a majority independent Board; independent Board committees; regular

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executive sessions of independent directors; annual election of all directors; annual Board and committee evaluations; a structured process for Board risk oversight; majority voting in director elections; limits on outside board service; diverse backgrounds and expertise of directors; an annual “Say-on-Pay” advisory vote; proxy access rights; and robust stock ownership requirements for both directors and the executive leadership team.
Human Capital: Our human capital approach begins with the belief that people are at the core of Peabody's ability to deliver business results and serve our communities. At Peabody, our enduring success is built on the strength, dedication and expertise of our people. We are committed to our values: fostering a workplace that prioritizes safety, values people, upholds integrity, promotes leadership, pursues excellence, focuses on customers and champions sustainability.
Safety First. We are committed to maintaining a workplace that prioritizes the health and well-being of our employees. Our goal is to achieve and sustain zero harm through rigorous safety protocols, continuous training and a culture that empowers all employees to prioritize safety in every aspect of their work and to speak up as as a change agent — including through our "Tell Peabody" line — to address potentially unsafe situations.
People-Centric Culture. Peabody cultivates a people-centric culture that values the backgrounds and experiences of our workforce, and fosters an environment where every employee feels respected, heard and empowered to contribute those unique skills and perspectives. In order to attract and retain the best talent to our business, our policies and practices support diversity of thought, perspective, sexual orientation, gender, gender identity and expression, race, ethnicity, culture and professional experience, among others. The company’s inclusion programs are formalized in policy and practice and are embedded in our Equal Employment Opportunity policy and our Code of Business Conduct and Ethics.
Peabody acknowledges the significant risk to our business of not being able to access the talent necessary for our operations to succeed. We are working to address this risk in a number of ways:
•We are establishing talent pipelines in high schools, trade schools and universities, including programs designed to recruit from groups historically underrepresented in our workforce.
•We are recruiting internationally for hard-to-fill technical roles and leveraging favorable work visa arrangements between the United States and Australia.
•We are building on our previous success in recruiting military veterans to our business with targeted outreach.
Peabody strives to attract and retain the most talented people, and to provide development opportunities to help employees reach their full potential and to advance their careers. We invest in our employees through health and wellness programs, competitive total rewards packages and development opportunities. Peabody also recognizes the importance of leadership at every level of our organization. We invest in leadership development programs — particularly for front-line leaders — to empower our employees to take on leadership roles, driving innovation and guiding the company towards sustained growth. We believe that training our leaders to be engaged and effective managers is the best way to support and develop our entire workforce, which in turn drives results for our stockholders.
Through our Employee Value Proposition, we seek our employees' feedback — including through surveys and focus groups — and commit to using this information to improve workplace engagement and satisfaction. We endeavor to engage with our organized workforce and foster strong relationships with those organizations built on trust and communication.
Peabody forges strong and respectful relationships with indigenous peoples wherever we operate based upon comprehensive engagement and communication frameworks established throughout the mining process. In addition, we offer philanthropic support to organizations that our people and communities support.
Sustainability: Our approach to sustainability is to focus on responsible coal mining with leading stewardship practices while creating value for our stockholders. Before any mining activity begins, we complete comprehensive baseline studies. We consider local ecosystems, geology, surface water, groundwater, land uses and other relevant resources to support detailed assessments. These inform our mine plans and mitigation measures to reduce potential impacts from our operations. At the center of our strategy is a focus on sustainable mining and industry-leading practices to make the most efficient use of natural resources. This includes a focus on progressive land reclamation to lessen surface disturbance, initiatives to reduce

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greenhouse gas intensity and energy consumption, water conservation and stewardship and advancing recycling and waste management programs.
Society has a growing need for energy and a desire to reduce emissions, and we believe both goals can be achieved by embracing technology. Peabody recognizes that the effects of climate change must be addressed and that a concerted global effort is required to reduce greenhouse gas (GHG) emissions.
We support global efforts to reduce emissions as an opportunity to collaborate and innovate with our customers as one piece of a broader energy ecosystem, and we believe our steelmaking coal will be key to the development of energy and other infrastructure. We intend to create further value for our stockholders by reducing emissions at our operations and developing opportunities to support our customers' climate commitments, including investment in advancing technology and the development of renewables. Importantly, we believe these efforts must balance the need for emissions reductions with the necessity for affordable, reliable energy and steel.

As one part of the energy and steelmaking value streams, Peabody is working to reduce our GHG emissions to better align with the goals of our customers. We commit to establish and report out in our annual Sustainability Report on specific, measurable short-term targets that will move us along this path, while supporting the technology and innovation necessary for long-term success. We have achieved our first incremental target, to reduce our Scope 1 and Scope 2 GHG emissions by 15 percent from our 2018 baseline. We have established a new target of reducing our Scope 1 and 2 emissions by 20%, from a 2023 baseline, by 2030.
Innovation and technology must be used to reduce emissions, including carbon capture and future carbon offset frameworks.
United Nations Global Compact
In early 2019, Peabody became a signatory to the United Nations Global Compact, the world’s largest global corporate sustainability initiative. The UN Global Compact provides a universal framework for sustainability in the areas of human rights, labor, environment and anti-corruption. We endeavor to incorporate the UN Global Compact and its principles in our strategy, culture and operations. We support collaborative projects, which advance the broader development goals of the United Nations and are in line with our mission and values. We reaffirm our support of the Ten Principles of the UN Global Compact in the areas of human rights, labor, environment and anti-corruption. We will continue to outline our actions and efforts to integrate the UN Global Compact and its principles into our business strategy, culture and operations in our annual Communications on Progress.

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DIRECTOR NOMINEES

EXECUTIVE COMPENSATION HIGHLIGHTS
Peabody’s 2024 executive compensation program included several features designed to demonstrate our pay-for-performance approach to executive compensation, which we have developed through continued engagement and feedback from our stockholders. This approach aligns with Peabody’s business strategy and is intended to motivate and reward our leaders for long-term performance and enhanced company value. We believe that our 2024 executive compensation program's emphasis on Adjusted EBITDA and Free Cash Flow, with the addition of two new operational metrics of cost and volume, and a Relative Total Shareholder Return (rTSR) modifier, aligns well with the interests of our stockholders.

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The 2024 executive compensation program for our named executive officers (“Named Executive Officers” or “NEOs”) is summarized in the following table:

______________________________________________________________________________
1The performance metrics applicable to NEO awards are explained below under “Compensation Discussion and Analysis.”
2Adjusted EBITDA and Free Cash Flow - LTIP are not recognized terms under GAAP. These measures are defined and reconciled to the nearest GAAP measure in Appendix B to this proxy statement.
3The four segments are: Seaborne Thermal, Seaborne Metallurgical, Powder River Basin and Other U.S. Thermal
4The time-based awards generally vest ratably over a three-year period. Performance awards have a 2-year performance period with an additional year of vesting required. Payout of these awards will be made after year 3, dependent on achievement of the Company's performance goals, as well as the Company's 3-year rTSR performance to a rTSR peer group described on page 43.
5Half of earned performance share units will be settled in cash and half will be settled in stock.

BOARD RESPONSIVENESS TO STOCKHOLDERS
Stockholder Outreach
Peabody engaged in open and constructive dialogue with its stockholders throughout 2024 and into 2025. During this time, Peabody reached out to 30 institutional stockholders, representing about 81.2% of total shares outstanding as of December 31, 2024 to solicit feedback on Peabody’s strategy, compensation programs and other matters.

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Matters Discussed
In addition to Say-on-Pay matters, members of the Peabody team discussed Peabody’s strategy and value proposition; fundamental drivers of the long-term success of the business; Peabody’s holistic approach to risk identification and mitigation, including sustainability; and Board composition and operations, among other items.
Program Structure
Structural changes, which are detailed in the CD&A section of this proxy statement, were made to the 2024 Short-Term and Long-Term Incentive Plan designs to enhance stockholder alignment, ensure a market competitive practice, reduce volatility and motivate operational performance; however, these changes were not the result of stockholder feedback. Based on the discussions described above, stockholders did not identify any concerns regarding Peabody’s compensation programs. Given this, we believe that the 2024 compensation program remains properly aligned with stockholder feedback.
SUMMARY OF CERTAIN EXECUTIVE COMPENSATION PRACTICES
The table below highlights our current executive compensation practices, including practices we have implemented because we believe they drive performance, and the practices we have not implemented because we do not believe they would serve our stockholders’ long-term interests.

Executive Compensation Practices

What We Do
☑	We Do have a pay-for-performance philosophy, which ties compensation to the creation of stockholder value
☑	We Do use multiple performance metrics for STIP and LTIP awards
☑	We Do use competitive market information to inform compensation decisions
☑	We Do grant a majority of the CEO’s compensation in the form of performance-based awards
☑	We Do use an independent compensation consultant
☑	We Do have reasonable severance and change in control protections that require involuntary termination to trigger
☑	We Do have a clawback policy covering both cash and equity
☑	We Do have policies prohibiting hedging/pledging of Peabody’s stock
☑	We Do have robust stock ownership guidelines for our directors and NEOs
☑	We Do use objective, measurable sustainability and safety metrics

What We Don’t Do
☒	We Don’t allow discounting, reloading or repricing of stock options without stockholder approval
☒	We Don’t have “single trigger” vesting of outstanding equity-based awards based on a change in control
☒	We Don’t maintain compensation programs that encourage unreasonable risk-taking
☒	We Don’t have employment agreements with our U.S.-based NEOs
☒	We Don’t have excessive perquisites
☒	We Don’t have transferability on equity awards
☒	We Don't utilize spring-loaded awards
QUESTIONS AND ANSWERS
Please see the Questions and Answers section in Appendix A beginning on page 79 for important information about the Proxy Statement, the 2025 Annual Meeting, the proposals and voting. Additional questions may be directed to the Corporate Secretary at Peabody Energy Corporation, Peabody Plaza, 701 Market Street, St. Louis, Missouri 63101 or by calling (314) 342-3400.

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PROPOSAL 1 – ELECTION OF DIRECTORS
The Board has nominated M. Katherine Banks, Andrea E. Bertone, William H. Champion, Nicholas J. Chirekos, Stephen E. Gorman, James C. Grech, Joe W. Laymon and Bob Malone for election as directors, each to serve for a term of one year or until his or her successor is duly elected and qualified. None of the Board's director nominations is required under any contractual arrangement. Each nominee is currently serving as a director and has consented to serve for the new term, and each nominee was previously elected to serve for a one-year term at our 2024 Annual Meeting of Stockholders (the "2024 Annual Meeting"). Should any of the nominees become unavailable for election, your proxy authorizes each of Stephen E. Gorman and/or Scott T. Jarboe to vote for such other person, if any, as the Board may recommend.
Overview of Director Election Process

Pursuant to the Amended and Restated Bylaws (“bylaws”), the Board shall consist of at least three members and no more than 15, and may be fixed from time to time by a resolution adopted by the Board or by the stockholders. The Board currently consists of eight members. Directors need not be stockholders at the time of nomination but are subject to certain share ownership requirements, as described below.
Each director to be elected by stockholders shall be elected by the vote of a majority of the stockholders, except that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by a plurality of votes. There is no cumulative voting in the election of directors. Directors may be removed, with or without cause, by a majority vote of our voting stock.
All directors will be in one class and serve for a term ending at the annual meeting following the annual meeting at which the director was elected. Each of our current directors is subject to re-election at our 2025 Annual Meeting.
The Board recommends that you vote “FOR” the director nominees named below.

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*Ages as of March 27, 2025

Director Selection and Evaluation Process
Current Board
Our current Board consists of our President and CEO, James C. Grech, and seven independent directors: Bob Malone (Chair), M. Katherine Banks, Andrea E. Bertone, William H. Champion, Nicholas J. Chirekos, Stephen E. Gorman, and Joe W. Laymon. All of our current Board members were elected to serve for a one-year term at the 2024 Annual Meeting.
Overview of Director Nominating Process
The Board believes one of its primary goals is to advise management on strategy and to monitor and provide oversight of its performance. The Board also believes the best way to accomplish this goal is by choosing directors who possess a diversity of experience, knowledge and skills that are particularly relevant and helpful to us. As such, current Board members and director nominees possess a wide array of skills and experience in the coal industry, related energy industries and other important areas, including engineering, finance and accounting, operations and environmental affairs, international affairs, governmental affairs and administration, public policy, corporate governance, board service and executive management. When evaluating potential members, the Board seeks to enlist the services of candidates who possess high ethical standards and a combination of skills and experience which the Board determines are the most appropriate to meet its objectives. The Board believes all candidates should be committed to creating value over the long term and to serving our best interests and the best interests of our stockholders.
The Nominating and Corporate Governance Committee is responsible for identifying, evaluating and recommending qualified candidates for election to the Board. The Nominating and Corporate Governance Committee will consider director candidates submitted by stockholders in accordance with the process outlined below.

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Any stockholder wishing to submit a candidate for consideration should send the following information to the Corporate Secretary, Peabody Energy Corporation, Peabody Plaza, 701 Market Street, St. Louis, Missouri 63101:
–Stockholder’s name, number of shares owned, length of period held and proof of ownership;
–Candidate’s name, age and address;
–A detailed resume describing, among other things, the candidate’s educational background, occupation, employment history and material outside commitments (e.g., memberships on other boards and committees, charitable foundations, etc.);
–A supporting statement that describes the candidate’s reasons for seeking election to the Board and documents the candidate’s ability to satisfy the director qualifications criteria described above;
–A description of any arrangements or understandings between the stockholder and the candidate; and
–A signed statement from the candidate confirming his/her willingness to serve on the Board, if elected.
Stockholders may submit potential director candidates for consideration at any time in accordance with these procedures. The Nominating and Corporate Governance Committee will consider such candidates if a vacancy arises or if the Board decides to expand its membership, and at such other times as the Nominating and Corporate Governance Committee deems necessary or appropriate. The proxy access provisions of our bylaws permit eligible stockholders to include stockholder-nominated director candidates in our proxy materials for annual meetings of stockholders. Separate procedures apply if a stockholder wishes to nominate a director candidate at the 2026 Annual Meeting. Those procedures are described below under the heading “Additional Information—Process for Stockholder Proposals and Director Nominations.”
Under its charter, the Nominating and Corporate Governance Committee must review with the Board, at least annually, the requisite qualifications, independence, skills and characteristics of Board candidates, members and the Board as a whole. While the selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, the Nominating and Corporate Governance Committee believes candidates should generally meet the criteria listed below under the heading “Director Qualifications.” The Nominating and Corporate Governance Committee will consider candidates submitted by a variety of sources, including stockholder nominees, when filling vacancies and/or expanding the Board and will evaluate each potential candidate’s educational background, employment history, outside commitments and other relevant factors to determine whether the candidate is potentially qualified to serve on the Board. Qualified stockholder nominees will be evaluated on the same basis as those submitted by Board members or other sources.
The Nominating and Corporate Governance Committee believes that its process for selecting directors will consistently produce highly qualified, independent Board members. However, the Committee may choose, from time to time, to use additional resources (including independent third-party search firms) after determining that such resources could enhance a particular director search.
Director Qualifications
Under its charter, the Nominating and Corporate Governance Committee reviews with the Board, at least annually, the requisite qualifications, independence, skills and characteristics of Board candidates, current Board members and the Board as a whole. While the selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, the Nominating and Corporate Governance Committee believes that candidates should generally meet the following criteria:
•Broad experience and a successful track record at senior levels in business, government, education, technology, accounting, law, consulting and/or administration;
•The highest personal and professional ethics, integrity and values;
•Commitment to representing our long-term interests and those of all our stockholders;
•An inquisitive and objective perspective, strength of character and the mature judgment essential to effective decision-making;

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•Expertise that is useful to us and complementary to the background and experience of other Board members; and
•Sufficient time to devote to Board and committee activities and to enhance their knowledge of our business, operations and industry, especially in light of other commitments and board appointments.
The Board believes that all of our current directors meet these criteria. In addition, as outlined below, each director brings a strong and unique background and set of skills to the Board, giving the Board competence, experience and diversity in a wide variety of areas, including mining and related industries, end-user segments (energy/steel), mergers and acquisitions (“M&A”), finance and accounting, human capital and organizational health, restructuring, global operations, health, safety and environmental affairs, international, governmental affairs and administration, public policy, corporate governance, legal and regulatory, board service and executive management. We believe the Board as a whole and each of our directors individually possess the necessary qualifications and skills to effectively advise management on strategy, monitor our performance and serve the best interests of our stockholders. Further, as a result of the Nominating and Corporate Governance Committee's assessment process and through engagement with each director, the Board believes that each director does retain sufficient time in his or her schedule to devote to service on the Board.
The following table shows our directors’ specific skills, knowledge and experience—as self-reported by each director—that the Nominating and Corporate Governance Committee and Board relied upon when determining whether to nominate the individual for election. A particular nominee may possess other valuable skills, knowledge or experience even though they are not indicated below.

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Diversity
Peabody is an equal opportunity employer and, in addition, one of our core values is to offer an inclusive workplace. In order to attract and retain the best talent to our organization, our policies and practices support diversity of thought, perspective, sexual orientation, gender, gender identity and expression, race, ethnicity, culture and professional experience, among others. While the Board does not have a formal policy of considering diversity when evaluating director candidates, the Board does believe that its members should reflect diversity in perspectives and experiences, including in professional experience, cultural experience, gender and ethnic background. These factors, together with the director qualifications criteria noted above, are considered by the Nominating and Corporate Governance Committee in assessing potential new directors.
Board Evaluations
The Board conducts an annual self-evaluation to determine whether it and its committees are functioning effectively. Pursuant to its charter, the Nominating and Corporate Governance Committee is responsible for developing and administering an annual review process to evaluate the performance of the Board. This annual review process includes the annual solicitation of comments from all directors, after which the Nominating and Corporate Governance Committee reports to the Board with an assessment of the Board’s performance, which is discussed by the full Board. The Board has confirmed that each committee and the Board as a whole is functioning effectively.
Board Training and Development
From time to time, the Board members attend ongoing training and development sessions. Our directors are members of the National Association of Corporate Directors, and from time to time attend trainings provided through that and other organizations. Periodically, our directors participate in crisis management training sessions presented by the Company’s advisors. As part of the Company’s information security training program, our directors also participate in various cybersecurity awareness activities, including formal training and simulated phishing events.

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ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS
Committee Overview
The table below shows the current chairs and membership of the Board and each standing Board committee and the number of Board and committee meetings held during 2024.

Committee Role and Responsibilities
The specific roles and responsibilities of the Board’s Audit, Compensation, Nominating and Corporate Governance, Executive and Health, Safety, Security and Environmental Committees are delineated in written charters adopted by the Board for each committee. Each member of the Audit, Compensation, Nominating and Corporate Governance and Health, Safety, Security and Environmental Committees is independent in accordance with our Corporate Governance Guidelines, which applies the independence standards (the “Independence Standards”) included in the New York Stock Exchange (“NYSE”) Listed Company Manual and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Our Corporate Governance Guidelines and the charters of each of the Board’s committees are available on the “Governance Documents” page under the “Investor” section of our website at: www.peabodyenergy.com. As provided in their charters, each committee is authorized to engage or consult from time to time, as appropriate, at the Company's expense, with outside independent legal counsel or other experts or advisors it deems necessary, appropriate or advisable to discharge its duties.
All the members of the Audit Committee are independent under regulations adopted by the Securities and Exchange Commission (“SEC”), NYSE listing standards and the Independence Standards. The Board has determined that each member of the Audit Committee is financially literate under NYSE guidelines, and Mr. Chirekos is an audit committee financial expert pursuant to the criteria prescribed by the SEC. The Audit Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.
All the members of the Board's Compensation, Nominating and Corporate Governance and Health, Safety, Security and Environmental Committees are independent under NYSE listing standards and the Independence Standards.

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See the “Audit Committee Report” on page 67.

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The “Special Committee” is comprised of the independent members of the Board. It is responsible for decisions regarding the compensation of the CEO.
See “Compensation Discussion and Analysis” beginning on page 28 for more information. The Compensation Committee has the sole discretion to retain or obtain the advice of any compensation consultant, legal counsel or other advisor to assist in the Compensation Committee’s evaluation of executive compensation, including the sole authority to approve fees for any such advisor. The Compensation Committee is also responsible for assessing the independence of any such advisor. The Committee may form and delegate authority to subcommittees where appropriate and may delegate certain grant authority to our officers under our 2017 Incentive Plan, subject to limitations under applicable law and the terms of the 2017 Incentive Plan.

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Executive Committee

2024
Meetings
1

2024 Members
Bob Malone (Chair)
Andrea E. Bertone
Nicholas J. Chirekos
Stephen E. Gorman
James C. Grech
Joe W. Laymon
David J. Miller*

Independent
Each member is independent except Mr. Grech

Roles and Responsibilities

The Executive Committee's primary roles and responsibilities include:

- Responsible for assuming Board responsibilities when the Board is not in session; and
- When the Board is not in session, the Executive Committee has the power and authority as delegated by the Board, except with respect to matters that may require Board or stockholder approval under applicable law, including:
  - Amending our certificate of incorporation and bylaws;
  - Adopting an agreement of merger or consolidation;
  - Recommending to stockholders the sale, lease or exchange of all or substantially all our property and assets;
  - Recommending to stockholders dissolution of Peabody or revocation of any dissolution;
  - Declaring a dividend;
  - Issuing stock;
  - Filling vacancies on the Board;
  - Appointing members of Board committees; and
  - Changing major lines of business.

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Director Attendance
The Board met 20 times in fiscal year 2024 due, in large part, to special meetings that were convened to evaluate various opportunities available to the Company. During fiscal year 2024, each incumbent director attended 75% or more of the aggregate number of meetings of the Board and their assigned committees during the period for which they served on the Board or such committees, and their average attendance was approximately 96%.
In accordance with Peabody's Corporate Governance Guidelines, the non-management directors meet in executive session at least quarterly. During fiscal year 2024, our non-management directors met in executive session 15 times. The Board Chair, Mr. Malone, chaired these executive sessions.
Under Board policy, each director is expected to attend our annual meetings of stockholders in person, subject to occasional excused absences due to illness or unavoidable conflicts. All of our directors attended the 2024 Annual Meeting in person, and all of our director nominees are expected to attend the 2025 Annual Meeting.

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Board’s Role in Risk Oversight
The Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to enhance long-term organizational performance and stockholder value. A fundamental part of risk management is not only understanding the risks we face, how those risks may evolve over time and what steps management is taking to manage and mitigate those risks, but also understanding what level of risk tolerance is appropriate for us. Management is responsible for the day-to-day management of the risks we face, while the Board, as a whole and through its committees, is responsible for the oversight of risk management.
In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The Board regularly reviews information regarding marketing, operations, safety performance, trading, finance, business development, cybersecurity function and strategy, employee safety, sustainability and human capital objectives, policies and performance as well as the risks associated with each. In light of the evolving artificial intelligence landscape, in the past year the Board requested and received special briefings on risks associated with these developing technologies. In addition, the Board holds strategic planning sessions with management to discuss our strategies, key challenges and risks and opportunities. The full Board receives reports on our enterprise risk management initiatives on at least an annual basis and oversees the process of identifying and mitigating our material risks.

The Board maintains direct oversight over cybersecurity risks. Peabody’s management is responsible for the day-to-day management of the risks the Company faces related to cybersecurity. Senior leadership, including Peabody’s Chief Information Security Officer, regularly briefs the Board on cybersecurity matters, and the Board is informed of cybersecurity incidents deemed to have a moderate or higher business impact, even if such incidents are determined to be immaterial, on an ongoing basis. While Peabody has experienced cybersecurity incidents in the past, to date none have materially affected the Company’s business strategy, results of operations or financial condition. Peabody continues to invest in the cybersecurity and resiliency of its networks and to enhance its internal controls and processes, which are designed to help protect its systems and infrastructure and the information they contain.

Peabody’s global cybersecurity department is responsible for overall cybersecurity strategy, policy, operations and cybersecurity incident response. As part of the Company’s information security training program, all employees and directors participate in annual cybersecurity awareness training, including formal training and simulated phishing events. We maintain an updated cybersecurity policy and incident response plan.
While the Board is ultimately responsible for risk oversight, Board committees have been allocated responsibility for specific aspects of risk oversight. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls, risk assessment and risk management. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the risks arising from our compensation policies and programs and human capital matters. The Health, Safety, Security and Environmental Committee assists the Board in fulfilling its oversight responsibilities with respect to the risks associated with our health, safety, security and environmental and sustainability objectives, policies and performance. The Nominating and Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the risks associated with board organization, membership and structure, ethics and compliance, political contributions and lobbying expenditures, succession planning for our directors and executive officers and corporate governance.
Board Independence
In accordance with our Corporate Governance Guidelines, a majority of our Board must be independent as defined by the NYSE listing standards and the Exchange Act. As required by the NYSE listing standards, the Board evaluates the independence of its members at least annually, and at other appropriate times when a change in circumstances could potentially impact the independence or effectiveness of one or more directors (such as in connection with a change in employment status or other significant status changes). This process is administered by the Nominating and Corporate Governance Committee, which consists entirely of directors who are independent under applicable NYSE rules. After carefully considering all relevant relationships, the

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Nominating and Corporate Governance Committee submits its recommendations regarding independence to the full Board, which then makes a determination with respect to each director.
The Board has determined that all of its current members, except for Mr. Grech, are independent. In making independence determinations, the Nominating and Corporate Governance Committee and the Board consider all relevant facts and circumstances, including (1) the nature of any relationships with us, (2) the significance of the relationship to us, the other organization and the individual director, (3) whether or not the relationship is solely a business relationship in the ordinary course of our and the other organization’s businesses and does not afford the director any special benefits and (4) any commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. For purposes of this determination, the Board generally deems any relationships that have expired for more than three years to be immaterial. The Board also considered the relationships described below in “Review of Related Person Transactions.” The Audit Committee, Compensation Committee, Health, Safety, Security and Environmental Committee and Nominating and Corporate Governance Committee are each comprised entirely of independent directors.
Board Leadership Structure
Our Board leadership structure provides for strong oversight by independent directors. The Board is currently comprised of Mr. Grech and seven independent directors. All Board committees are chaired by and composed entirely of independent directors, except for the Executive Committee, of which Mr. Grech is a member.
Our bylaws and Corporate Governance Guidelines permit the roles of Chair and CEO to be filled by different individuals. In 2017, the Board elected Mr. Malone to the role of non-executive Chair of the Board of Peabody and continues to believe that separating the roles of Chair and CEO is in the best interest of our stockholders. The Board believes that the current structure provides many advantages to the effective operation of the Board and enhances the Board’s oversight of management.
As Chair, Mr. Malone’s duties are to:
•Manage the affairs of the Board;
•Preside at meetings of the Board, at executive sessions of the independent directors and at meetings of our stockholders;
•Call meetings of the Board and the independent directors of the Board;
•Organize the work of the Board, with assistance from Peabody’s CEO and Corporate Secretary, including to establish annual Board schedules and meeting agendas, to ensure the Board is provided with accurate and timely information and to consult with other directors concerning such matters;
•By standing invitation, attend meetings of those committees of the Board of which the Chair is not a listed member (in each case as a non-voting member);
•Facilitate effective communication among directors;
•Review and approve minutes of the meetings of the Board and stockholders;
•In conjunction with the Nominating and Corporate Governance Committee, ensure that processes governing the Board’s work are effective to enable the Board to exercise oversight and due diligence;
•Promote Board effectiveness by working with the Nominating and Corporate Governance Committee to: (1) plan Board and committee composition, Board recruitment, new director orientation, director education and Board succession planning; (2) coordinate the Board evaluation process and obtain director feedback; (3) review changes in the circumstances of existing directors, determine if directors’ other commitments conflict with their Board duties and review requests from the CEO to sit on the boards of other organizations; and (4) formulate governance policies and procedures that best serve the interests of Peabody and its stockholders;
•Coordinate periodic Board review of, and input regarding, management’s strategic plan for Peabody;
•With the assistance of the Compensation Committee, lead the annual Board performance evaluation of the CEO and communicate the results to the CEO;
•Lead the Board’s review of the succession plan for the CEO and other key executives;
•Facilitate communication between the directors and the CEO;
•Provide advice and counsel to the CEO, serve as an advisor to the CEO concerning the interests of the Board and the Board’s relationship with management and brief the CEO on issues and concerns arising from Board executive sessions;
•Facilitate the role of the Board in crisis management, where appropriate;
•If requested by the CEO or the Board, attend meetings or communicate with outside stakeholders; and

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•In consultation with the CEO, share Peabody’s views on policies or corporate matters with other boards and organizations when required.
As CEO, Mr. Grech has primary responsibility for the day-to-day operations of Peabody and provides leadership on our key strategic objectives.
Corporate Governance
Good corporate governance is a priority at Peabody. Our key governance practices are outlined in our Corporate Governance Guidelines, committee charters and Code of Business Conduct and Ethics. These documents can be found on our website (www.peabodyenergy.com) by clicking on “Investor,” then “Governance Documents.” Information on our website is not considered part of this Proxy Statement.
The Nominating and Corporate Governance Committee is responsible for reviewing the Corporate Governance Guidelines from time to time and reporting and making recommendations to the Board concerning corporate governance matters. Each year, the Nominating and Corporate Governance Committee, with the assistance of outside experts, reviews our corporate governance practices, not only to ensure that they comply with applicable laws and NYSE listing requirements, but also to ensure that they continue to reflect what the Nominating and Corporate Governance Committee believes are best practices and to promote our best interests and the best interests of our stockholders.
Director Service on Other Public Company Boards
As stated above, when reviewing qualifications, independence, skills and characteristics of Board candidates and nominees, the Nominating and Corporate Governance Committee examines, including through interactions with individual directors, whether such candidates or nominees have any material outside commitments (e.g., memberships on other boards and committees, charitable foundations, etc.) which might adversely affect their performance as a director on the Board. Current directors are required to advise the Chair of the Board and the Chair of the Nominating and Corporate Governance Committee prior to accepting an invitation to serve on another public company board.
It is the current view of the Board that no director should serve on more than four public company boards, including the Board. Except in extraordinary circumstances, and only after the Board has determined that such simultaneous service would not impair the ability of the director to serve effectively on Peabody’s Audit Committee, no member of Peabody’s Audit Committee shall serve simultaneously on the audit committee of more than two other public companies. For purposes of this guideline and as provided under NYSE rules, (i) service on the boards of multiple funds within a single fund complex shall be deemed as service on one public company board, and (ii) service on multiple audit committees within a single fund complex shall be deemed as service on one public company audit committee.
Majority Voting and Mandatory Director Resignation Policy
Our bylaws provide for majority voting in the election of directors. In the case of uncontested elections, in order to be elected, the number of shares voted in favor of a nominee must exceed 50% of the number of votes cast with respect to that nominee’s election at any meeting of stockholders for the election of directors at which a quorum is present. Votes cast include votes against or votes to withhold authority with respect to that nominee’s election, but exclude abstentions and broker non-votes.
If a nominee is an incumbent director and does not receive a majority of the votes cast with respect to the nominee’s election, such director is expected to promptly tender his or her resignation to the Chair of the Board following certification of the stockholder vote. The Nominating and Corporate Governance Committee will promptly consider the resignation submitted by such director and will recommend to the Board whether to accept or reject the tendered resignation. In considering whether to accept or reject the tendered resignation, the Nominating and Corporate Governance Committee will consider all factors deemed relevant by its members. The Board will act on the Nominating and Corporate Governance Committee’s recommendation no later than 90 days following the date of the stockholders’ meeting where the election occurred. In considering the Nominating and Corporate Governance Committee’s recommendation, the Board will consider the factors considered by the Nominating and Corporate Governance Committee and such additional information and factors the Board deems to be relevant. Any director who tenders his or her resignation under our Corporate

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Governance Guidelines will not participate in the Nominating and Corporate Governance Committee recommendation or Board consideration regarding whether to accept the tendered resignation.
In the case of contested elections, directors will be elected by a plurality of the votes of the shares present in person or by proxy and voting for nominees in the election of directors at any meeting of stockholders for the election of directors at which a quorum is present. For these purposes, a contested election is any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected.
Term Limits, Retirement Age and Board Refreshment
Pursuant to our Corporate Governance Guidelines, the Board has not established term limits for directors. While term limits facilitate Board refreshment, they can also result in the loss of experience and expertise that is critical to effective operation of the Board. Longer tenured directors can provide valuable insight into the Company and its operations. To ensure that the Board continues to evolve and benefit from fresh perspectives and ideas, the Nominating and Corporate Governance Committee evaluates qualifications and contributions of each incumbent director before recommending the nomination of such director for an additional term.
The Board has adopted a retirement age of 75 for all directors. No director who is, or would be over, the age of 75 at the expiration of his or her current term may be nominated to a new term pursuant to our Corporate Governance Guidelines.The Board believes this to be an efficient way to achieve Board refreshment while maintaining a consistent level of Board experience. In light of the proscribed retirement age, the Nominating and Corporate Governance Committee has begun actively planning for Board succession and transition.
Code of Business Conduct and Ethics
We have adopted a code of ethics, the “Code of Business Conduct and Ethics,” which can be found on our website (www.peabodyenergy.com) by clicking on “Investor” and then “Governance Documents.” The Code of Business Conduct and Ethics applies to all our directors, officers and salaried employees. Information on our website is not considered part of this Proxy Statement.
Succession Planning
Pursuant to the Corporate Governance Guidelines, our CEO provides the Board with an annual report on succession planning for all executive officers, other than the CEO, and related development recommendations. The report includes a short-term succession plan which delineates temporary delegation of authority in the event that the CEO or any other executive officer is unable to perform his or her duties. The Board maintains a regular succession planning process with respect to the CEO, which includes identifying potential candidates and progressing the development of internal talent.

Insider Trading Policy

The Board has adopted an insider trading policy governing the purchase, sale, and other disposition of Company securities that applies to all Peabody personnel, including directors, officers, employees, and consultants. The Company also follows procedures for the repurchase of its securities. We believe our insider trading policy and repurchase procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to Peabody. A copy of Peabody's insider trading policy was filed as Exhibit 19.1 to its Annual Report on Form 10-K for the year ended December 31, 2024.
Director Compensation
The 2024 compensation of non-employee directors consisted of (a) cash compensation (annual Board retainers, committee retainers and per meeting fees for Board members in excess of 12 during any calendar year) and (b) equity compensation. Each of these components is described in more detail below. In setting director compensation, the Compensation Committee received input from F.W. Cook, its independent compensation consultant, and acted in compliance with the provisions of our 2017 Incentive Plan, which places a limit of $600,000 total on cash and equity compensation that may be awarded to each non-employee director in any calendar year. Any director who was also our employee received no compensation for serving as a director.

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In October 2023, the Board of Directors approved an increase of $25,000 to total Board compensation (to $265,000 from $240,000) effective for calendar year 2024. Each Board member had a choice between a pay mix of:
•$140,000 cash retainer / $125,000 equity retainer, or
•$132,500 cash retainer / $132,500 equity retainer
The Board of Directors also approved a $5,000 increase to the Nominating & Corporate Governance Committee Chair retainer (to $20,000 from $15,000) and a $15,000 increase to the Non-Executive Chair retainer (to $165,000 from $150,000).

The following table summarizes the non-employee director compensation structure for 2024:

2024 Non-Employee Director Compensation Component	Amount
Annual Cash Retainer
Option 1	$140,000
Option 2	$132,500
Additional Committee Chair Cash Retainer
Audit Committee Chair	$30,000
Compensation Committee Chair	$20,000
Health, Safety, Security, and Environmental Committee Chair	$20,000
Nominating and Corporate Governance Committee Chair	$20,000
Additional Non-Executive Chairman Cash Retainer	$165,000
Annual Equity Award Value
Option 1	$125,000
Option 2	$132,500
In addition, a $1,500 Board meeting fee is paid for each meeting in excess of 12 in one year.
The 2024 equity award for our non-employee directors was comprised of deferred stock units (“DSUs”). The number of DSUs granted to each non-employee director in 2024 was determined by dividing $125,000 (or $132,500, if elected by the director) by the closing price per share of Peabody's Common Stock on the grant date (and rounding down to the nearest whole DSU). DSUs generally vest monthly over 12 months. However, the underlying shares are generally not distributed until the earlier of (1) three years after the grant date and (2) the director’s separation from service, depending on the director’s election.
There are no planned changes to the non-employee director compensation program for 2025.
Other Elements of Board Compensation
In addition to the compensation described above, we paid travel and accommodation expenses of our non-employee directors to attend meetings and other integral corporate functions. Non-employee directors could be accompanied by a spouse/partner when traveling on company business on a charter aircraft. In 2024, there was one instance where a non-employee director was accompanied by a spouse/partner, resulting in a de minimis perquisite and imputed income for the non-employee director. Non-employee directors also had the opportunity to participate in our political action committee charitable match program at the same level and based on the same guidelines applicable to our full-time employees.
The following table sets forth compensation for each director (other than Mr. Grech) who served on the Board in 2024:

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Director	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	All Other Compensation ($) (3)	Total ($)
Samantha B. Algaze#	61,208	—	—	61,208
M. Katherine Banks	140,000	124,979	—	264,979
Andrea E. Bertone*	166,000	124,979	—	290,979
William H. Champion	144,500	124,979	—	269,479
Nicholas J. Chirekos*	176,000	124,979	5,000	305,979
Stephen E. Gorman*	164,500	124,979	—	289,479
Joe W. Laymon*	164,500	124,979	5,000	294,479
Robert A. Malone^	311,000	124,979	5,000	440,979
David J. Miller#	59,708	—	—	59,708
_________________________________
* Committee Chair
^ Non-Executive Chairman
# Ms. Algaze and Mr. Miller did not stand for re-election at the 2024 Annual Meeting. On May 10, 2024, Ms. Algaze and Mr. Miller each had 28,938 stock awards outstanding.
(1)Fees Earned include the annual retainer and any committee chair or non-executive chair fees or retainers. In addition, a $1,500 Board meeting fee was paid for each meeting in excess of 12. Ms. Algaze, Ms. Bertone, Mr. Chirekos, and Mr. Malone each received in 2024 total 2023 excess meeting fees of $6,000, and, and Mr. Champion, Mr. Gorman, Mr. Laymon and Mr. Miller each received in 2024 total 2023 excess meeting fees of $4,500.
(2)On May 10, 2024, each then-serving non-employee director was granted 5,712 DSUs at a grant date fair value of $21.88 per share. The amount of stock awards shown in the above table are rounded down to the nearest whole DSU. As of December 31, 2024, Mr. Chirekos and Mr. Malone had 12,325 stock awards outstanding, Dr. Banks had 8,073 stock awards outstanding, Ms. Bertone had 36,575 stock awards outstanding, Mr. Champion had 28,338 stock awards outstanding, Mr. Laymon had 39,716 stock awards outstanding, and Mr. Gorman had 11,397 stock awards outstanding. All outstanding stock awards are inclusive of dividend equivalent units.
(3)Amounts listed in All Other Compensation consist of political action committee matching contributions to a charitable organization in accordance with our Political Action Committee program.
Non-Employee Director Share Ownership Requirements
Under our share ownership requirements for directors, each non-employee director is required to acquire and retain Common Stock having a value equal to at least $500,000. Directors are expected to achieve compliance with the guidelines within five years of Board appointment.
If at any time a non-employee director does not meet his or her ownership requirement, the director must retain (1) any Common Stock owned by the director (whether owned directly or indirectly) and (2) any net shares received as the result of the exercise, vesting or payment of any equity award until the ownership requirement is met, in each case unless otherwise approved in writing by the Compensation Committee. For this purpose, “net shares” means the shares of Common Stock that remain after shares are sold or withheld, as the case may be, to (1) pay the exercise price for a stock option award or (2) satisfy any tax obligations, including withholding taxes, arising in connection with the exercise, vesting or payment of an equity award.
Compliance with these requirements is evaluated as of December 31 of each year. The value of an individual’s share ownership as of such date is determined by multiplying the number of shares of our Common Stock or other eligible equity interests held by the individual by the closing price of our stock as of the business day immediately preceding the date of determination. As of December 31, 2024, each non-employee director was in compliance with these requirements except Dr. Banks, who was appointed to the Board in October 2023 and is within the five-year period to achieve compliance with the guidelines.
For purposes of determining stock ownership levels, only the following forms of equity interests are included:
•stock owned directly (including stock or stock units held in any defined contribution plan or employee stock purchase plan and shares of restricted stock);
•stock held by immediate family members residing in the same household or through trusts for the benefit of the person or his or her immediate family members residing in the same household;
•unvested restricted stock or RSUs (provided that vesting is based solely on the passage of time and/or continued service with Peabody); and
•vested and undistributed DSUs.

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COMPENSATION DISCUSSION AND ANALYSIS
Dear Fellow Stockholder:
I am writing to you today on behalf of the entire Compensation Committee of Peabody’s Board of Directors. As members of the Compensation Committee, we take seriously our critical responsibility to ensure that Peabody’s executive compensation programs align with the interests of our stockholders and attract, retain and incentivize our executives to execute Peabody’s long-term business strategy.
Our executive compensation program continues to be grounded in a pay-for-performance approach, with rewards consisting of a combination of base salary, annual incentives and long-term incentives. Our program design balances performance orientation and retention, with 50% of our long-term incentive mix performance-based and 50% time-based. In addition to measuring our financial and operational results, we prioritize the safety of our operations by including two safety metrics in our short-term incentive plan and incentivize our executives to make progress towards our sustainability objectives by tying a portion of our long-term incentives to environmental reclamation at our mine sites.
In 2024, Peabody delivered another year of strong financial and operational performance. Based on 2024 business performance, the following outcomes were realized:
•115.3% overall achievement of the target value of the 2024 short-term incentive program was earned, based upon our strong 2024 financial and operational results.
•The two-year component of the 2023 long term incentive program (covering 2023 and 2024 Free Cash Flow and Environmental Reclamation) was earned at 97.1% of target and will be paid following an additional one-year vesting period.
As previewed in last year’s proxy, the Committee undertook a thoughtful review of the incentive plan designs in 2023 and made several changes to the 2024 structures. Changes were informed by the following guiding principles:
•Enhance alignment between executive and stockholder outcomes, aligned with our pay-for-performance approach (Stockholder Alignment)
•Increase alignment to market practices, particularly among similarly situated mining companies (Market Practice)
•Reduce the impact of pricing volatility on incentive outcomes (Reduce Volatility)
•Motivate operational performance by isolating its incentive outcomes from the impact of pricing volatility (Motivate Operational Performance)
The above principles informed the following changes to our plans for 2024:
Short-Term Incentive Plan
•Reduced the weighting of Adjusted EBITDA from 80% to 40% (Reduce Volatility)
•Introduced an important operational metric in Clean Cash Cost Per Ton with a 40% weighting (Motivate Operational Performance, Reduce Volatility, Market Practice)
•Removed Adjusted EBITDA pricing collar (Stockholder Alignment, Market Practice)
•Increased maximum opportunity from 150% of target to 200% of target (Market Practice)
Long-Term Incentive Plan
•Reduced the weighting of Free Cash Flow from 80% to 40% (Reduce Volatility)
•Introduced an important operational metric in Production Volume with a 40% weighting (Motivate Operational Performance, Reduce Volatility, Market Practice)
•Increased the weighting of LTI elements directly tied to our share price from 50% in the 2023 LTI plan to 75% in the 2024 LTI plan (Stockholder Alignment)
•Introduced a relative total shareholder return (rTSR) modifier, comparing Peabody’s 3-year rTSR performance to its key global coal competitors (Stockholder Alignment)
•Increased maximum opportunity from 150% of target to 200% of target (Market Practice)

In addition to the above LTI changes, Peabody maintained an even balance of performance-based LTI (weighted 50%) and time-based LTI (weighted 50%) and maintained 3-year vesting on all LTI awards.

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On behalf of the Compensation Committee, I would like to thank you for your support. Our Committee remains committed to the ongoing evaluation of executive compensation programs to ensure alignment with the interests of our stockholders and support of our business strategy. Thank you.
Sincerely,
Joe Laymon
Compensation Committee Chair

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Overview
We believe Peabody’s 2024 executive compensation program demonstrated our commitment to a pay-for-performance philosophy and reflected the feedback we received from our continued engagement with our investors. This approach aligns with Peabody’s current business strategy and our stockholders' interests and is designed to motivate and reward our leaders for long-term performance and enhanced company value. We believe that our 2024 executive compensation program supported Peabody’s strategic objectives and was aligned with stockholder interests and the feedback provided by our owners during that engagement process.
2024 Named Executive Officers
This Compensation Discussion and Analysis (the “CD&A”) explains the elements of the compensation of Peabody’s NEOs and describes the objectives and principles underlying Peabody’s executive compensation program and decisions made in fiscal year 2024. For fiscal year 2024, our NEOs were:

Current Officers	Title
James C. Grech	President and Chief Executive Officer
Mark A. Spurbeck	Executive Vice President and Chief Financial Officer
Darren R. Yeates	Executive Vice President and Chief Operating Officer
Scott T. Jarboe	Chief Administrative Officer and Corporate Secretary
Patrick J. Forkin III	Chief Development Officer
Former Officer	Former Title
Marc E. Hathhorn (1)	President - Global Operations
__________________________
(1)Mr. Hathhorn voluntarily ended his employment on October 31, 2024, but is reported in the Proxy because he served as an executive officer during the 2024 fiscal year and his total compensation during the year would have included him in the definition of a reportable NEO.
Business Highlights for 2024
In 2024, Peabody continued to execute on its stated goals, remaining focused on safety, environmental performance, production and other key priorities at our operations; advancing our development at the Centurion Mine; announcing a transformational acquisition; and positioning the company to create substantial stockholder value over time.
•Both U.S. and Australian operations achieved excellent total recordable injury frequency rates (TRIFR), generating a new record low combined global value of 0.81 recordable accidents per 200,000 hours worked and besting the previous record of 1.13 set in 2022. Globally, we also achieved our lowest recorded annual injury severity rate. Twentymile, Wild Boar and our New Mexico operations completed 2024 with no reportable injuries.
•Full-year 2024 revenue totaled $4,237 million with Adjusted EBITDA of $872 million and operating cash flow from continuing operations of $613 million.
•Following the announcement of a robust stockholder return program in 2023, we returned $221 million to stockholders in 2024 through both dividends and share buybacks.
•The company advanced its strategy to reweight the global portfolio toward seaborne metallurgical coal with the restart of the Centurion Mine in Australia. Progress in 2024 included successfully mining the first development coal and delivering the first shipment to a customer in Asia.
•Peabody reached an agreement to acquire four world-class steelmaking coal operations located in Australia's Bowen Basin, which is widely recognized for the world's highest-quality steelmaking coal. The mines are complementary to Peabody's existing Australian platform, including Centurion, and are expected to further transform Peabody's portfolio toward metallurgical coal.
•In 2024, we achieved a record $110 million in bond release approval for reclaimed U.S. lands. Likewise, graded land exceeded disturbed land by a ratio of 1.7 to 1, improving the prior best ratio of 1.3 to 1 in

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2023. In addition, our final reclamation obligations remain fully funded through a unique structure whereby we have set aside more than $700 million in restricted cash and other balances serving as collateral.
•We announced a partnership with leading renewable energy company RWE, growing the company’s R3 Renewables platform to develop solar and energy storage projects on repurposed reclaimed mine lands. Partnership projects will have the capacity of more than 5.5 gigawatts of solar energy and battery storage across Indiana and Illinois.
•The American Society of Reclamation Sciences recognized Peabody’s Kayenta Mine with the Distinction in Reclamation award in 2024 for their innovative reclamation processes. The Wyoming Department of Environmental Quality recognized the North Antelope Rochelle Mine with the Excellence in Reclamation award for their proactive upfront planning and successful reclamation. Wild Boar Mine’s production manager Donnie Hawk was recognized by the Indiana Department of Natural Resources with the Vance “Pat” Wiram Award for Innovation in Reclamation and Mining Technology for his contributions to the field of reclamation over his forty-year career.
•Shoal Creek Mine and El Segundo Mine were recognized by the National Mining Association with Sentinels of Safety awards for their outstanding safety performance. Metropolitan Mine and Wilpinjong Mine were recognized by the New South Wales Safety, Environment & Community Awards for their innovative solutions to environmental and health matters.

Response to Last Year’s Say-on-Pay Vote
At the 2024 Annual Meeting, we conducted a Say-on-Pay vote in which we received 98% support. The Compensation Committee considered the result of the 2024 Say-on-Pay vote in making compensation decisions after the 2024 Annual Meeting, but it did not make any changes to our compensation policies or practices that were specifically driven by the 2024 Say-on-Pay vote.
Peabody engaged in open and constructive dialogue with its stockholders throughout 2024 and into 2025. During this time, Peabody reached out to 30 institutional stockholders, representing about 81.2% of total shares outstanding as of December 31, 2024. The Board and the Compensation Committee value these discussions and will continue to engage with stockholders to receive feedback about various issues, including about our executive compensation programs.
In addition to stockholder engagement, we sought the advice of the Compensation Committee’s independent consultant and other external advisors.
The Compensation Committee determined that the 2024 overall structure of the executive compensation program was grounded in a pay-for-performance approach, was aligned with current business realities, was designed to motivate and reward our leaders for long-term performance and enhanced company value and was aligned with our stockholders' interests.

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2024 Executive Compensation Program Structure
Our 2024 executive compensation program reflected a combination of base salary, annual cash incentives and long-term incentives.
The graphs below display the 2024 target total direct compensation mix for our CEO and our other NEOs, as well as the portion that was performance-based. As shown in the graphs below, about 52% of the CEO’s target total direct compensation and, on average, about 49% of the target total direct compensation for the other NEOs, was performance-based.

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Process for Determining 2024 NEO Compensation
Our executive compensation philosophy is comprised of the following core principles:
•Pay-for-performance;
•Short-term incentive plan (STIP) awards should be tied to the successful achievement of pre-established objectives that support our business strategy; and
•Long-term incentives should provide opportunities for executives to earn equity and cash compensation if certain pre-established long-term objectives are successfully achieved.
Summarized below are roles and responsibilities of the parties that participated in the development of Peabody’s 2024 executive compensation program:
Committees
The Compensation Committee and, as it relates to the CEO, the independent members of the Board (the “Special Committee” and together with the Compensation Committee, the “Committees”), had responsibility for overseeing our executive compensation framework. The Committees, working with the Committees’ independent compensation advisor (discussed further below), other advisors and senior management, sought to align pay with performance and create incentives that reward safety, operational excellence and financial management, and that ultimately are designed to create stockholder value.
The Committees’ responsibilities included:
•developing our executive compensation philosophy;
•approving base salaries and STIP and LTIP programs and opportunities;
•assessing performance and approving earned incentives;
•approving LTIP grants, including performance goals and award terms; and
•approving severance programs and executive participation.
In making compensation decisions for 2024, the Committees reviewed the total compensation opportunity for each of our NEOs and determined base salaries and incentive targets, taking into consideration:
•the breadth, scope, complexity and criticality of each NEO’s role;
•competitive market information;
•internal equity or roles of similar responsibilities, experience and organizational impact;
•current compensation levels; and
•individual performance.
The Committees did not use a predetermined formula to make overall decisions but generally considered all of the above factors.
Management
For 2024, in relation to compensation, the role of the CEO was to review the performance of the other NEOs and make recommendations to the Committees on base salary, STIP and LTIP opportunities for the other NEOs. The CEO is not present during deliberations or voting with respect to his own compensation.
Independent Compensation Consultants
The Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other advisor only after taking into consideration all factors relevant to that person’s independence from management, and is directly responsible for the appointment, compensation arrangements and oversight of the work of any such person. Under this authority, for 2024 the Compensation Committee engaged an independent compensation consultant, F.W. Cook, after assessing its independence. F.W. Cook does not provide any other services to us and its work in support of the Compensation Committee did not raise any conflicts of interest or independence concerns. F.W. Cook in general provided the Committees with competitive market information, assistance on evaluation of the peer group composition, input to incentive program design and information on compensation trends. The Committees conduct an annual review of the performance of F.W. Cook.

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Competitive Market Information
Talent for senior-level management positions and key roles in the organization can be acquired across a broad spectrum of companies. As such, we utilized competitive market compensation information for 2024:
•as an input in developing base salary levels, STIP targets and LTIP award ranges;
•to evaluate the form and mix of equity awarded to NEOs;
•to assess the competitiveness of total direct compensation opportunities for NEOs;
•to evaluate share utilization by reviewing overhang levels and annual run rates;
•to evaluate share ownership guidelines;
•to validate whether our executive compensation program was aligned with our performance; and
•as an input in designing compensation plans, benefits and perquisite programs.
This competitive market information comes from both compensation surveys and a group of companies of similar size and/or complexity as us (the “Compensation Peer Group”), described in more detail in the following section. The survey data provided a significant sample size, included information for management positions below senior executives and included other industries from which we might recruit for executive positions. The primary survey source was the Willis Towers Watson Executive Database. We did not select the constituent companies comprising this survey group, and the component companies’ identities were not a material factor in the applicable compensation analysis.
As stated above, while the Committees examined competitive market information from this survey and the Compensation Peer Group, competitive market information was not the sole factor in its decision-making process.

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Compensation Peer Group

In determining the composition of the Compensation Peer Group, our Compensation Committee considered companies that were:
•direct business competitors;
•labor market competitors;
•in a similar industry (for example, coal and consumable fuels, mining and metals, energy and other companies subject to similar economic opportunities and challenges); and
•of a similar scale (with revenue and total assets generally within 1/3-times to 3-times the size of our company).

The table to the right illustrates the peer group developed as a result of this analysis and the table below shows Peabody's positioning relative to the compensation peer group.

While there were no changes to the peer group for 2024, with the merger of Arch and CONSOL in January of 2025 (creating Core Natural Resources), the Committee will review the combined entity to determine its suitability for continued inclusion in the peer group for future years.

2024 Compensation Peer Group (16)
ATI Inc.
Agnico Eagle Mines Limited
Alpha Metallurgical Resources, Inc.
Antero Resources Corporation
APA Corporation
Arch Resources, Inc.
B2Gold Corp.
Cleveland-Cliffs Inc.
Commercial Metals Company
Compass Minerals International, Inc.
CONSOL Energy Inc.
CVR Energy, Inc.
SM Energy Company
Southwestern Energy Company
Teck Resources Limited
Warrior Met Coal, Inc.

Peabody's Positioning Relative to Compensation Peer Group[1]

	BTU	25th Percentile	Median	75th Percentile
Revenue ($ in millions)	BTU: $4,349	$2,314	$4,263	$8,183
EBITDA ($ in millions)	BTU: $912	$520	$785	$1,721
Total Assets ($ in millions)	BTU: $5,867	$2,763	$5,942	$17,441

(1) Data is reflected as of the most recently reported four quarters at December 31, 2024 from S&P's Capital IQ, specifically the last quarter of 2023 and the first three quarters of 2024; includes adjustments that may differ from GAAP reporting or company-reported data made by Capital IQ.

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2024 NEO Compensation Determinations and Outcomes

Our total target direct compensation for each NEO for 2024 was as follows:

2024 Target Total Direct Compensation for NEOs

		Short-term Incentive Plan			Long-term Incentive Plan
Name	Annual Base Salary	STIP (%)	STIP ($)	Target TCC ($)	PSUs(3) ($)	RSUs ($)	RCUs ($)	Total Target LTIP ($)	Target TDC ($)
James C. Grech	$1,000,000	125%	$1,250,000	$2,250,000	$2,312,500	$1,156,250	$1,156,250	$4,625,000	$6,875,000
Mark A. Spurbeck	$650,000	100%	$650,000	$1,300,000	$700,000	$350,000	$350,000	$1,400,000	$2,700,000
Darren R. Yeates(1)	$653,567	100%	$653,567	$1,307,134	$955,000	$477,500	$477,500	$1,910,000	$3,217,134
Scott T. Jarboe	$550,000	90%	$495,000	$1,045,000	$600,000	$300,000	$300,000	$1,200,000	$2,245,000
Patrick J. Forkin III	$450,000	85%	$382,500	$832,500	$400,000	$200,000	$200,000	$800,000	$1,632,500
Marc E. Hathhorn(2)	$600,000	90%	$540,000	$1,140,000	$650,000	$325,000	$325,000	$1,300,000	$2,440,000
(1)Mr. Yeates is an Australian employee and his salary is paid in Australian Dollars (AUD). U.S. Dollar (USD) amounts in this Proxy Statement with respect to Mr. Yeates have been converted from AUD at a rate of 0.6217 USD to one AUD. The exchange rate represents the December 31, 2024 rate provided by the Reserve Bank of Australia.
(2)Mr. Hathhorn voluntarily ended his employment on October 31, 2024, but is reported in the Proxy because he served as an executive officer during the 2024 fiscal year and his total compensation during the year would have included him in the definition of a reportable NEO.
(3)Half of the PSU award will be settled in shares, and half will be cash-settled.

The following discussion provides details of our executive compensation program determinations and outcomes for each of our NEOs during 2024.
Base Salaries
In general, we pay base salaries to the NEOs to provide them with a level of fixed income for their service to Peabody. Mr. Grech had no increase in base salary during 2024; his salary remained at $1,000,000. The following table shows the base salary adjustments that were made to the other NEOs during 2024.

Named Executive Officer	Base Salary as of December 31, 2023	Base Salary as of December 31, 2024	Overall % Change in 2024
Mark A. Spurbeck	$618,000	$650,000	5%
Darren R. Yeates(1)	$628,440	$653,567	4%
Scott T. Jarboe	$504,500	$550,000	9%
Patrick J. Forkin III	$432,500	$450,000	4%
Marc E. Hathhorn(2)	$546,000	$600,000	10%
(1)Mr. Yeates is an Australian employee and his salary is paid in Australian Dollars (AUD). U.S. Dollar (USD) amounts in this Proxy Statement with respect to Mr. Yeates have been converted from AUD at a rate of 0.6217 USD to one AUD. The exchange rate represents the December 31, 2024 rate provided by the Reserve Bank of Australia.
(2)Mr. Hathhorn voluntarily ended his employment on October 31, 2024, but is reported in the Proxy because he served as an executive officer during the 2024 fiscal year and his total compensation during the year would have included him in the definition of a reportable NEO. On April 1, 2024, Mr. Hathhorn received an increase of 4% which brought his base salary to $568,000. On June 1, 2024, Mr. Hathhorn was promoted to President – Global Operations, which resulted in base salary increase of 5.6%, bringing his base salary to $600,000.

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Short-Term Incentive Program
The STIP is designed to reward company performance while encouraging management to continue to improve upon our excellent safety record. During 2023, the Committee undertook a thoughtful review of the short-term incentive plan design and made several changes to the 2024 design. Changes were informed by the following guiding principles:
•Enhance alignment between executive and stockholder outcomes, aligned with our pay-for-performance approach (Stockholder Alignment)
•Increase alignment to market practices, particularly among similarly situated mining companies (Market Practice)
•Reduce the impact of pricing volatility on incentive outcomes (Reduce Volatility)
•Motivate operational performance by isolating its incentive outcomes from the impact of pricing volatility (Motivate Operational Performance)

The above principles informed the following changes to our plans for 2024:
•Reduced the weighting of Adjusted EBITDA from 80% to 40%
•Added Clean Cash per Ton, which is a metric frequently used by our peers and emphasizes operational performance by isolating its impact on Adjusted EBITDA from the volatility of coal pricing, as a new operational metric.
•Modified the weightings of the STIP plan to the following:
◦40% Adjusted EBITDA
◦40% Clean Cash per Ton (measured at the segment level)
▪10% Seaborne Thermal
▪10% Seaborne Metallurgical
▪10% Powder River Basin
▪10% Other U.S. Thermal
◦10% Safety – TRIFR
◦10% Safety & Sustainability MS
•Increased maximum opportunity from 150% to 200% to better align with market practice
•Removed Adjusted EBITDA pricing collar
The table below provides the definitions for and the purposes of the 2024 STIP performance metrics, which applied to the executive officers and certain other participants in the 2024 STIP:

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Metric	Definition	Purpose
Adjusted EBITDA - STIP	This metric is based on Adjusted EBITDA of our consolidated enterprise.	•Drives management to maximize Adjusted EBITDA, the primary metric used by our stockholders to measure our segments' operating performance.
Clean Cash Cost per Ton Measured at the segment level (10% for each segment) –Seaborne Thermal –Seaborne Metallurgical –Powder River Basin –Other U.S. Thermal	This metric is based on total cash costs before coal hauling and loading, royalties and other sales related expenses divided by tons sold on a short ton basis measured at the segment level.	•Drives management to maximize operational performance by managing controllable costs. •Measures operational performance by isolating its impact on Adjusted EBITDA from coal pricing volatility.
TRIFR
The number of injuries that result in medical treatment, restricted work or lost time, divided by the number of hours worked (includes employees, contractors, and visitors), multiplied by 200,000 hours.
•Safety is a value that is integrated into our business and is a leading measure of operational excellence and a critical culture and industry imperative.
Safety & Sustainability MS Conformance
Safety & Sustainability MS sets the expectations relating to safety and health for the organization. Safety & Sustainability MS aligns with CORESafetyTM (a National Mining Association framework) and is centered on three key areas of leadership and organization, risk management and assurance. Embedded in this framework is a requirement to audit conformance.

The 2024 STIP awards were designed so that no 2024 STIP award could exceed $5,000,000.
Summarized in the table below are the following: the weights for each 2024 STIP performance metric; threshold, target and maximum performance expectations; actual results; and the achievement percentage for each performance metric. The 2024 Adjusted EBITDA target of $855 million is lower than 2023 results primarily due to weaker market conditions.

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2024 Short-Term Incentive Plan Results

	Performance Metric	Weight	Result	Threshold (50%)	Target (100%)	Maximum (200%)	Achievement
	Adjusted EBITDA ($ in millions)	40%	$872	$599	$855	$1,111	106.5%
Clean Cash Cost per ton	Other U.S. Thermal	10%	$41.05	$44.29	$40.26	$36.23	90.2%
Clean Cash Cost per ton	Powder River Basin	10%	$8.30	$9.20	$8.36	$7.52	107.1%
Clean Cash Cost per ton	Seaborne Thermal	10%	$33.75	$37.30	$33.91	$30.52	104.7%
Clean Cash Cost per ton	Seaborne Metallurgical	10%	$89.91	$95.29	$86.63	$77.97	81.1%
	Safety TRIFR	10%	0.81	1.51	1.16	0.81	200.0%
	Safety & Sustainability MS	10%	Target Conformance	Not more than two (2) major non-conformances (90%)	Not more than one (1) major non-conformance (95%)	Full conformance with all Safety & Sustainability MS elements and approved standards (100%)	144.0%

Total Weighted Achievement **115.3%**

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2024 Short-Term Incentive Payments

Name	December 31, 2024 Base Salary ($)	Target Opportunity as a % of Base Salary	2024 STIP Earned as a % of Target(2)	2024 STIP Earned ($)
James C. Grech	1,000,000	125%	115.3%	1,441,522
Mark A. Spurbeck	650,000	100%	115.3%	749,591
Darren R. Yeates (1)	653,567	100%	115.3%	753,705
Scott. T. Jarboe	550,000	90%	115.3%	570,843
Patrick J. Forkin III	450,000	85%	115.3%	441,106
Marc E. Hathhorn(3)	600,000	90%	115.3%	—
_________________________________
(1)Mr. Yeates is an Australian employee and his salary and bonus are paid in Australian Dollars (AUD). U.S. Dollar (USD) amounts in this Proxy Statement with respect to Mr. Yeates have been converted from AUD at a rate of 0.6217 USD to one AUD. The exchange rate represents the December 31, 2024 rate provided by the Reserve Bank of Australia.
(2)Actual 2024 STIP earned is based on a total weighted achievement of 115.32%. The actual STIP earned as a percent of target has been rounded to the nearest tenth in this table; however, the payment is calculated using the total weighted achievement of 115.32%.
(3)Mr. Hathhorn voluntarily ended his employment on October 31, 2024 and therefore was not eligible for a payout under the 2024 STIP.

Long-Term Incentive Program
During 2023, the Committee undertook a thoughtful review of the long-term incentive plan design and made several changes to the 2024 design. Changes were informed by the following guiding principles:
•Enhance alignment between executive and stockholder outcomes, aligned with our pay-for-performance approach (Stockholder Alignment)
•Increase alignment to market practices, particularly among similarly situated mining companies (Market Practice)
•Reduce the impact of pricing volatility on incentive outcomes (Reduce Volatility)
•Motivate operational performance by isolating its incentive outcomes from the impact of pricing volatility (Motivate Operational Performance)

The above principles informed the following changes to our plans for 2024:
•Introduced an important operational metric in Production Volume, which is a metric frequently used by our peers and one that is reasonably within our control. It de-emphasizes the impact of market pricing on free cash flow and provides stronger line-of-sight control for participants.
•Modified the weightings of the LTIP performance-based awards to the following:
◦40% Free Cash Flow
◦40% Production Volume (measured at the segment level)
▪10% Seaborne Thermal
▪10% Seaborne Metallurgical
▪10% Powder River Basin
▪10% Other U.S. Thermal
◦20% Environmental Reclamation
•Increased the weighting of LTI elements directly tied to our share price from 50% in the 2023 LTI plan to 75% in the 2024 LTI plan, creating additional shareholder alignment.
•Eliminated Performance-Based Cash award from plan mix and increased Performance Share Units to 50% from 25% of mix. Half of the PSU award will be settled in shares and half will be cash-settled.
•Introduced a relative total shareholder return (rTSR) modifier, comparing Peabody’s 3-year rTSR performance to its key global coal competitors, which modifies management's award if the Company's performance finishes in the top or bottom quartile compared to industry peers.
•Increased maximum payout for PSU awards from 150% to 200% of target to align with market practice.

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•With the addition of a Production Volume metric and reduction in the weighting of the Free Cash Flow metric, Free Cash Flow will no longer be used as a modifier to exceed target on environmental reclamation (it is now a fully independent metric).

The 2024 LTIP for the NEOs was 50% performance-based and 50% time-based (with half of the time-based awards comprised of RSUs and the other half restricted cash). The time-based awards generally vest ratably over a three-year period. Performance awards have a 2-year performance period with an additional year of vesting required. Payout of these awards will be made after year 3, dependent on achievement of performance goals and rTSR compared to peers. Target aggregate LTIP award values were established for the NEOs as shown in the table below.
2024 Target Value of Long-Term Incentive Awards

Name	Target Value of 2024 LTIP Award
James C. Grech	$4,625,000
Mark A. Spurbeck	$1,400,000
Darren R. Yeates	$1,910,000
Scott T. Jarboe	$1,200,000
Patrick J. Forkin III	$800,000
Marc E. Hathhorn(1)	$1,300,000
(1)Mr. Hathhorn voluntarily ended his employment on October 31, 2024, but is reported in the Proxy because he served as an executive officer during the 2024 fiscal year and his total compensation during the year would have included him in the definition of a reportable NEO. On June 1, 2024, Mr. Hathhorn was promoted to President – Global Operations, which resulted in a $170,000 increase to his LTIP target award, increasing his target value to $1,300,000 from $1,130,000. Consistent with other mid-year LTIP target increases, Mr. Hathhorn received an additional grant of $170,000 on July 1, 2024.
Performance Awards were granted to the NEOs for a performance period beginning on January 1, 2024, and ending December 31, 2025, with an additional year of time-based vesting required after December 31, 2025. Performance awards vest at the end of the three-year period, or December 31, 2026. The LTIP includes Performance Awards to provide strong linkage to Company performance based on the metrics described below. The Compensation Committee determined that a two-year performance period, plus an additional year of vesting, was appropriate for the 2024 LTIP due to market conditions specific to commodities industries like coal that make it difficult to set appropriate three-year performance goals.
The table below provides definitions for and the purposes of the performance metrics applicable to the 2024 performance share units award:

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Metric	Definition	Purpose
Free Cash Flow - LTIP
Net Cash Provided By/Used In Operating Activities +\- Net Cash Provided By/Used In Investing Activities (as disclosed in our public filings with the SEC). Calculations may be subject to adjustment provisions for material transactions or events.
•All-encompassing measure of Company performance by incorporating earnings, capital expenditures, interest, taxes and working capital. •Drives performance to maximize returns on capital investments.
Production Volume(1)	This metric is based on total tons produced at share on a short ton basis measured at the segment level.	•Focuses management efforts to fully maximize production capabilities.
Environmental Reclamation
•A ratio of reclaimed graded acres vs. disturbed acres, where “graded” means returning the land to the final contour grading prior to soil replacement and “disturbed” means new acres impacted for mining purposes; and
•Payout is based on a straight average of annual two-year performance.

•Encourages commitment to reclamation and reduction of mining footprint, and, more broadly, a commitment to environmental and social responsibility, by incentivizing management to maximize acres reclaimed versus disturbed.

Relative Total Shareholder Return (“rTSR”)
The rank of Peabody’s Total Shareholder Return as compared to the Total Shareholder Return of all members of a peer group, ranked in descending order, at the end of the performance period, where:
•“Total Shareholder Return” reflects stock price appreciation, plus the reinvestment of dividends in additional shares of stock, from the beginning of the performance period through the end of the performance period.
•The beginning stock price will be based on the average of the 20 trading days immediately prior to the first day of the performance period and the ending stock price will be based on the average of the last 20 trading days (including the last day) of the performance period.

•Compares management's performance with respect to maximizing long-term stock price appreciation and return of capital to stockholders by modifying management's award if the Company's performance finishes in the top or bottom quartile compared to industry peers.

(1) Production Volume is measured at the segment level. The four segments are: Seaborne Thermal, Seaborne Metallurgical, Powder River Basin and Other U.S. Thermal.
With the rTSR modifier, the payout determined based on the Free Cash Flow, Production Volume and Environmental Reclamation metrics can be increased or decreased by 25%, as shown in the table below. However, maximum achievement for the 2024 PSUs is limited to 200%, and no positive adjustment will be made where rTSR is negative, even if rTSR is above the 75th percentile.

Peabody’s Relative Performance Ranking	PSU Payout Adjustment
Greater than or equal to 75th percentile	+ 25%
Between 25th and 75th percentile	No adjustment
Less than or equal to 25th percentile	- 25%

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A different peer group was used for purposes of the rTSR modifier because compensation levels are heavily influenced by scale and certain of our more direct business competitors may be smaller in scale than us. The rTSR peer group consists of the companies set forth in the table below.

2024 rTSR Peer Group (11)
Alliance Resource
Alpha Metallurgical Resources, Inc.
Arch Resources, Inc.
CONSOL Energy, Inc.
Coronado Global Resources*
Hallador Energy
New Hope Corporation*
Ramaco
South 32
Warrior Met Coal, Inc.
Whitehaven*
*Australian Peer Company

2023 Performance-Based Awards
Performance-Based awards granted in 2023 are earned based on the achievement of Free Cash Flow and Environmental Reclamation goals over a performance period beginning on January 1, 2023 and ending on December 31, 2024, plus an additional year of vesting such that awards are not earned or paid out until December 31, 2025. Summarized in the table below is the weight for the two-year 2023 Free Cash Flow – LTIP performance metric and threshold, target and maximum performance expectations. Historically, the Company has made both positive and negative adjustments to the incentive payout calculations.
For 2023, the following adjustment was made:
•In August 2023, the Company entered into an agreement to resolve its liability dispute with the Department of Labor. In accordance with the settlement agreement, the Company paid $72 million, decreasing Free Cash Flow. As this was not assumed in the budget used to set target metrics, the $72 million payment has been excluded from Free Cash Flow – LTIP for purposes of the performance metric.
For 2024, the following adjustments were made:
•In October 2023, the Company entered into an agreement to acquire the southern part of the Wards Well tenements (Wards Well). The acquisition was completed in April 2024 for total cash consideration, including transactions costs, of $144 million. Additionally, in 2024, the Company deployed $53 million of capital expenditures relating to Wards Well. As these were not assumed in the budget used to set target metrics, both have been excluded from Free Cash Flow – LTIP for purposes of the performance metric.
•In 2024, the Company entered into definitive agreements (the Purchase Agreements), to acquire from Anglo a portion of the assets and businesses associated with Anglo’s metallurgical coal portfolio in Australia (Anglo Acquisition). During 2024, the Company incurred $10.3 million of transaction costs related to the Anglo Acquisition. As these were not assumed in the budget used to set target metrics, they have been excluded from Free Cash Flow – LTIP for purposes of the performance metric.

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Vesting with respect to the 2023 performance-based cash awards will occur on December 31, 2025, provided that the NEO remains employed through the vesting date, provided that a pro-rated portion of the award will be paid if the NEO terminates employment due to retirement or Good Reason, or is terminated by the Company without Cause.
Restricted Stock Unit Award
RSUs generally represent the right to receive a defined number of shares of our Common Stock after completing a service period established at the time of grant. RSUs granted to the NEOs in 2024 generally vest ratably on each of the first three anniversaries of the grant date, subject to continued employment. The Compensation Committee believes RSUs are important because they link compensation to stock price performance, promote retention and build executive ownership and alignment with stockholders.
Restricted Cash Award
Restricted cash awards granted to the NEOs in 2024 generally vest ratably on each of the first three anniversaries of the grant date, subject to continued employment. The Compensation Committee believes the restricted cash awards are important to enhance certainty in the program (recognizing the significant level of volatility in our stock) and addresses the need to retain our executive leadership team during periods of industry uncertainty.

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Executive Compensation Policies and Practices
Benefits
In 2024, NEOs participated in benefit plans generally available to the broader employee group.
Non-Qualified Defined Contribution Plan
Most of our U.S.-based NEOs elected to participate in the non-qualified defined contribution plan. The Non-Qualified Plan is designed to allow a select group of U.S.-based highly compensated management employees to make contributions in excess of certain limits imposed by the Code that apply to our tax-qualified 401(k) plan. The Non-Qualified Plan is designed to restore the benefits, including matching contributions on employee contributions, not permitted due to the limits on the qualified 401(k) plan.
Investment options under the Non-Qualified Plan are generally identical to those under the qualified 401(k) plan, except that collective trust options are not available. The target date trust and retirement savings trust funds available under the qualified 401(k) plan have been replaced with target date retirement funds and a money market fund. Our NEOs can each defer from 1% to 10% of their compensation to the Non-Qualified Plan. For every $1 deferred in the Non-Qualified Plan up to 6%, Peabody will contribute $1 to the Non-Qualified Plan. Matching contributions are 100% vested. Peabody has established a rabbi trust for the purpose of providing Non-Qualified Plan benefits to participants.
Perquisites
In 2024, we provided limited perquisites that the Committees believed were necessary to enable the NEOs to perform their responsibilities safely and efficiently. The limited perquisites utilized by our NEOs in 2024 are explained in the footnotes to the All Other Compensation table on page 51.
Share Ownership Requirements
We have share ownership requirements for our NEOs, which are designed to align their long-term financial interests with those of our stockholders. The NEO share ownership requirements are as follows:

Role	Value of Common Stock to be Owned
CEO	5 times base salary
Other NEOs and Executive Officers Designated by the Board of Directors	3 times base salary
For purposes of determining stock ownership levels, only the following forms of equity interests are included:
•stock owned directly (including stock or stock units held in any defined contribution plan or employee stock purchase plan and shares of restricted stock);
•stock held by immediate family members residing in the same household or through trusts for the benefit of the person or his or her immediate family members residing in the same household;
•unvested restricted stock or RSUs (provided that vesting is based solely on the passage of time and/or continued service with Peabody); and
If, at any time, a NEO does not meet his or her ownership requirement, such NEO is required to hold any shares of our stock owned by such NEO and 50% of net shares received as the result of the exercise, vesting or payment of any equity award until the requirement is met. For this purpose, “net shares” means the shares that remain after shares are sold or withheld to satisfy any tax obligations, including withholding taxes, arising in connection with the exercise, vesting or payment of an equity award. As of December 31, 2024, all NEOs were in compliance with the requirement to retain 50% of shares received as the result of the exercise, vesting or payment of any equity award until such NEO’s ownership requirement is met.
Prohibition on Hedging or Pledging of Company Stock
Our Insider Trading Policy prohibits our directors and all our employees, including our NEOs, from entering into hedging transactions involving our stock, and from holding our stock in a margin account as collateral for a margin loan or otherwise pledging our stock as collateral for a loan. Prohibited hedging transactions specifically

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include transactions involving the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds.
Clawback Provisions

In 2023, our Compensation Committee revised our stand-alone clawback policy to comply with NYSE and SEC rules and to otherwise align with the prevailing market practice with respect to clawback policies. Under the revised policy, if Peabody is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the U.S. federal securities laws, the Compensation Committee shall, subject to limited exceptions, seek to recover “excess incentive-based compensation” from each individual who is a Section 16 officer or was a Section 16 officer during the performance period for such incentive-based compensation. For this purpose, excess incentive-based compensation generally is the amount of incentive-based compensation that is based on a financial performance measure that is in excess of the amount that otherwise would have been received had such incentive-based compensation been determined based on restated amounts in the accounting restatement. The clawback policy applies to incentive-based compensation for which the financial performance metric was attained during the three-year period preceding the date of the accounting restatement.

Policy Regarding Options and Similar Equity Awards

We do not currently grant new awards of stock options, stock appreciation rights or similar option-like equity awards. Accordingly, we have no specific policy or practice on the timing of grants of such awards in relation to the disclosure of material nonpublic information. In the event we determine to grant new awards of stock options or similar equity awards in the future, the Compensation Committee will evaluate the appropriate steps to take in relation to the foregoing.
Executive Severance Plan
On February 21, 2019, the Board adopted the Peabody Energy Corporation 2019 Executive Severance Plan, effective as of January 1, 2019 (the “2019 Severance Plan”). The 2019 Severance Plan revised and replaced the Peabody Energy Corporation 2015 Amended and Restated Executive Severance Plan. The 2019 Severance Plan provides for severance payments and benefits to the NEOs upon certain qualifying terminations of employment by Peabody without “Cause,” or by the NEO for “Good Reason” (as such key terms are defined in the 2019 Severance Plan). For more information about the 2019 Severance Plan, see “Potential Payments upon Termination or Change in Control.”

Amended Employment Contract of Darren R. Yeates

On December 27, 2024, Peabody Energy Australia Coal Pty Ltd, a wholly-owned subsidiary of Peabody, entered into an Amendment and Restatement of Contract of Employment with Darren R. Yeates. The Employment Agreement replaces the Contract of Employment between the parties dated October 22, 2020. Under the Employment Agreement, which will expire on January 31, 2027 unless extended by mutual agreement, Mr. Yeates will continue his existing responsibilities until the earlier of the closing of the Company’s previously announced proposed acquisition of certain Australia mines from Anglo American plc or October 31, 2025. After that date, the Company may reorganize Mr. Yeates’ responsibilities to exclude either or both of the Company’s Global Sales and Marketing and Global Supply Chain Management functional areas. The Employment Agreement provides that Mr. Yeates will receive an annual base salary, a short-term incentive compensation opportunity and a long-term incentive compensation opportunity as determined by the Compensation Committee from time to time. The Employment Agreement further provides that upon the earlier to occur of the expiration of the Employment Agreement or a Qualifying Termination (as defined in the Employment Agreement), the Company will make a lump sum payment to Mr. Yeates equal to the sum of: (i) 1.5 times his then-current base salary, (ii) 1.5 times his Reference Bonus (as defined in the Employment Agreement), and (iii) the Pro Rata Bonus (as defined in the Employment Agreement). If the expiration of the Employment Agreement or the Qualifying Termination occurs within two (2) years after a Change in Control (as defined in the Employment Agreement), the factors for the payments in the preceding sentence will increase from 1.5 times to 2 times.

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Messrs. Champion, Gorman, Laymon, and Miller served on our Compensation Committee during 2024. None of these committee members is a current or former Peabody officer or employee. In addition, none of our executive officers served during 2024 as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of our Board or Compensation Committee. No member of the Compensation Committee has ever served as an officer or employee of the Company or any of its subsidiaries or had any relationship during the fiscal year ended December 31, 2024, that would be required to be disclosed pursuant to Item 404 of Regulation S-K.

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COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the above section of this Proxy Statement entitled “Compensation Discussion and Analysis” with management. Based on such review and discussion, the Compensation Committee has recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement for filing with the SEC and incorporated by reference in Peabody’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
MEMBERS OF THE COMPENSATION COMMITTEE:
JOE W. LAYMON, CHAIR

WILLIAM H. CHAMPION

STEPHEN E. GORMAN

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RISK ASSESSMENT IN COMPENSATION PROGRAMS
The Compensation Committee periodically reviews our compensation programs for features that might encourage inappropriate risk-taking. The programs are designed with features that mitigate risk without diminishing the incentive nature of the compensation. We believe our compensation programs encourage and reward prudent business judgment without encouraging undue risk.
In 2024, we conducted, and the Compensation Committee reviewed, a comprehensive global risk assessment. The risk assessment included a global inventory of incentive plans and programs and considered factors such as the plan metrics, number of participants, maximum payments and risk mitigation factors. Based on the review, we believe our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on Peabody.

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EXECUTIVE COMPENSATION TABLES
2024 Summary Compensation Table
The following table summarizes the compensation of our Named Executive Officers for the years ended December 31, 2024, 2023 and 2022, as applicable.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
James C. Grech	2024	1,000,000	700,834	3,732,274	1,441,522	97,838	6,972,467
President and	2023	1,000,000	367,500	1,999,968	2,450,000	62,424	5,879,892
Chief Executive Officer	2022	1,000,000	—	734,991	2,039,250	37,055	3,811,296
Mark A. Spurbeck	2024	642,000	279,167	1,129,776	749,591	60,641	2,861,175
Executive Vice President and	2023	613,500	265,700	849,986	996,470	50,177	2,775,833
Chief Financial Officer	2022	600,000	128,000	274,995	1,110,732	25,914	2,139,641
Darren R. Yeates(5)	2024	647,398	302,084	1,541,297	753,705	19,607	3,264,091
Executive Vice President and	2023	686,369	278,750	874,986	1,185,870	20,742	3,046,717
Chief Operating Officer	2022	664,887	122,500	312,496	1,431,552	13,298	2,544,733
Scott T. Jarboe	2024	538,625	202,084	968,379	570,843	39,375	2,319,306
Chief Administrative Officer and	2023	500,875	200,250	499,992	791,386	36,872	2,029,375
Corporate Secretary	2022	490,000	81,500	237,494	815,314	25,631	1,649,939
Patrick J. Forkin III	2024	445,643	168,500	645,586	441,106	50,306	1,751,141
Chief Development Officer	2023	—	—	—	—	—	—
	2022	—	—	—	—	—	—
Marc E. Hathhorn(6)	2024	523,569	222,942	1,039,282	—	572,860	2,358,653
President - Global Operations	2023	542,000	204,525	564,950	882,023	476,491	2,669,989
	2022	526,275	75,750	257,543	998,833	511,661	2,370,062
_________________________________
(1)Amounts in the Bonus column reported for 2024 represent the earned portion of the restricted cash award granted on January 3, 2022 and January 3, 2023. In addition, Mr. Forkin's bonus amount includes a cash payment award of $90,000 in recognition of work performed relating to the partnership with RWE.
(2)Amounts in the Stock Awards column reported for 2024 represent the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”). The number of awards granted in 2024 is reflected in the “2024 Grants of Plan-Based Awards” table, below. The fair value of the PSUs granted in 2024, 2023 and 2022 is shown in this table assuming the target level of PSUs will be earned. The fair value of the PSUs granted in 2024, if earned at the maximum performance level, would equal $5,152,084 for Mr. Grech; $1,559,558 for Mr. Spurbeck; $2,127,628 for Mr. Yeates; $1,336,764 for Mr. Jarboe; $891,176 for Mr. Forkin; and $1,428,639 for Mr. Hathhorn.
(3)Amounts in this column reported for 2024 represent awards earned under the 2024 STIP based on actual performance.
(4)Amounts in this column reported for 2024 are described in the All Other Compensation table.
(5)Mr. Yeates is an Australian employee and his salary and bonus are paid in Australian Dollars (AUD). U.S. Dollar (USD) amounts in this Proxy Statement with respect to Mr. Yeates' salary and short-term incentive have been converted from AUD at a rate of 0.6217 USD to one AUD. The exchange rate represents the December 31, 2024 rate provided by the Reserve Bank of Australia.
(6)Mr. Hathhorn voluntarily ended his employment on October 31, 2024, but is reported in the Proxy because he served as an executive officer during the 2024 fiscal year and his total compensation during the year would have included him in the definition of a reportable NEO. The amount shown under salary includes $42,402 of paid out accrued but unused vacation.

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All Other Compensation
The following table sets forth detailed information regarding the 2024 amounts reported in the All Other Compensation column of the 2024 Summary Compensation Table above.

Name	Group Term Life Insurance ($)	Registrant Contributions for Qualified 401(k) Plan ($) (1)	Registrant Contributions for Non-Qualified 401(k) Plan ($) (1)	Tax Gross-Ups ($) (2)	Perquisites ($) (3)	Tax Equalization Payments ($) (4)	Total ($)
James C. Grech	7,838	31,050	58,950	—	—	—	97,838
Mark A. Spurbeck	2,621	20,533	37,487	—	—	—	60,641
Darren R. Yeates	—	19,607	—	—	—	—	19,607
Scott T. Jarboe	2,175	31,050	6,150	—	—		39,375
Patrick J. Forkin III	9,806	19,387	21,113	—	—	—	50,306
Marc E. Hathhorn	1,961	20,700	10,714	43,968	4,818	490,698	572,860
_________________________________
(1)Represents employer contributions to the Company’s qualified and non-qualified 401(k) plan. For Mr. Yeates, amount represents discretionary contribution made to his superannuation which has been converted to USD based on the December 31, 2024 exchange rate of 0.6217 from the Reserve Bank of Australia.
(2)Represents a tax gross-up on expenses related to Mr. Hathhorn's expatriate assignment.
(3)Represents cost of Mr. Hathhorn's tax return preparation services.
(4)Represents both Mr. Hathhorn's U.S. and foreign taxes paid less hypothetical tax withholding. Consistent with our treatment of U.S. employees on an expatriate assignment, we provide the same tax equalization benefits to NEOs on expatriate assignments to keep them tax neutral.

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2024 Grants of Plan-Based Awards
The following table summarizes grants to the NEOs of plan-based awards during the year ended December 31, 2024. The table includes RSU awards, PSU awards and 2024 STIP opportunities as approved by the Committees.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock and Option Awards ($) (4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
	James C. Grech
	(1)	62,500	1,250,000	2,500,000
	1/2/2024							47,406	1,156,232
	1/2/2024(2)				9,481	94,812	189,624		2,576,042
	Mark A. Spurbeck
	(1)	32,500	650,000	1,300,000
	1/2/2024							14,350	349,997
	1/2/2024(2)				2,870	28,700	57,400		779,779
	Darren R. Yeates
	(1)	32,678	653,567	1,307,134
	1/2/2024							19,577	477,483
	1/2/2024(2)				3,915	39,154	78,308		1,063,814
	Scott T. Jarboe
	(1)	24,750	495,000	990,000
	1/2/2024							12,300	299,997
	1/2/2024(2)				2,460	24,600	49,200		668,382
	Patrick J. Forkin III
	(1)	19,125	382,500	765,000
	1/2/2024							8,200	199,998
	1/2/2024(2)				1,640	16,400	32,800		445,588
	Marc E. Hathhorn
	(1)	27,000	540,000	1,080,000
	1/2/2024							11,582	282,485
	1/2/2024(2)				2,316	23,164	46,328		629,366
	7/1/2024(5)							1,787	42,477
	7/1/2024				357	3,574	7,148		84,954
_________________________________
(1)Represents the potential payouts under the 2024 STIP. For the 2024 STIP, the target award represents the award payable upon achievement of the performance measures (Adjusted EBITDA, Clean Cash Cost per Ton, TRIFR and Safety and Sustainability) described above in the CD&A under the subheading “Short-term Incentive Program" at 100% of the specified performance measures. The maximum award represents 200% of the target award value and the threshold award represents 5% of the target award value (that is, the result if the lowest weighted metric met the threshold). Actual payouts under the 2024 STIP are included in the 2024 Summary Compensation Table.
(2)Represents the PSU awards granted to the NEOs in fiscal 2024. The maximum award represents 200% of the target award value, and the threshold award represents 10% of the target award value (that is, the result if only the lowest weighted metric met the threshold).
(3)Represents RSU awards granted in fiscal 2024.
(4)Represents the grant date fair value of stock awards determined in accordance with FASB ASC Topic 718.
(5)On June 1, 2024, Mr. Hathhorn was promoted to President – Global Operations, which resulted in a $170,000 increase to his LTIP target award, increasing his target value to $1,300,000 from $1,130,000. Consistent with other mid-year LTIP target increases, Mr. Hathhorn received an additional grant of $170,000 on July 1, 2024.

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Outstanding Equity Awards at 2024 Fiscal Year-End
The table below sets forth details about the outstanding equity awards for each of the NEOs as of December 31, 2024. We note that the amount ultimately realized from outstanding equity awards typically varies based on many factors, including stock price fluctuations and stock sales.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
James C. Grech	01/03/23	27,191	569,380	40,787	854,069
	01/02/24	48,016	1,005,463	96,033	2,010,926
Mark A. Spurbeck	01/03/23	11,556	241,986	17,334	362,980
	01/02/24	14,535	304,358	29,070	608,716
Darren R. Yeates	01/03/23	11,896	249,104	17,844	373,655
	01/02/24	19,829	415,221	39,658	830,441
Scott T. Jarboe	01/03/23	6,798	142,345	10,197	213,517
	01/02/24	12,458	260,878	24,917	521,757
Patrick J. Forkin III	01/03/23	4,079	85,407	6,118	128,110
	01/02/24	8,306	173,919	16,611	347,838
Marc E. Hathhorn(4)	01/03/23	—	—	—	—
	01/02/24	—	—	—	—
_________________________________
(1)RSU awards generally vest ratably on the first three anniversaries of the grant date.
(2)Market value was calculated based on the closing market price per share of our Common Stock on the last trading day of 2024 ($20.94 per share).
(3)PSU awards granted on 1/03/2023 vest on December 31, 2025 following a two-year performance period based on the relative achievement of the applicable performance objectives, plus one additional year of vesting. PSU awards granted on 1/02/2024 vest on December 31, 2026 following a two-year performance period based on the relative achievement of the applicable performance objectives, plus one additional year of vesting. Awards are inclusive of dividend equivalent units.
(4)Mr. Hathhorn voluntarily ended his employment on October 31, 2024 and therefore forfeited all unvested RSU and PSU awards.

2024 Option Exercises and Stock Vested
The following table summarizes the RSU and PSU awards that vested during fiscal 2024 for each of the NEOs, based on the closing market price per share of our Common Stock on the date of vesting.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
James C. Grech	180,093	4,457,926
Mark A. Spurbeck	42,471	1,050,650
Darren R. Yeates	47,651	1,178,762
Scott T. Jarboe	35,107	868,397
Patrick J. Forkin III	9,633	238,345
Marc E. Hathhorn	38,224	945,507

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2024 Non-Qualified Deferred Compensation
Most of our U.S.-based NEOs elected to participate in the non-qualified defined contribution plan. The Non-Qualified Plan is designed to allow a select group of U.S.-based highly compensated management employees to make contributions in excess of certain limits imposed by the Code that apply to our tax-qualified 401(k) plan. The Non-Qualified Plan is designed to restore the benefits, including matching contributions on employee contributions, not permitted due to the limits on the qualified 401(k) plan.
Investment options under the Non-Qualified Plan are generally identical to those under the qualified 401(k) plan, except that collective trust options are not available. The target date trust and retirement savings trust funds available under the qualified 401(k) plan have been replaced with target date retirement funds and a money market fund. Our NEOs can each defer from 1% to 10% of their compensation to the Non-Qualified Plan. For every $1 deferred in the Non-Qualified Plan up to 6%, Peabody will contribute $1 to the Non-Qualified Plan. Matching contributions are 100% vested. Peabody has established a rabbi trust for the purpose of providing Non-Qualified Plan benefits to participants.
The following table sets forth detail about activity for the NEOs in our Non-Qualified Plan:

Name	Plan Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(3)
James C. Grech	Non-Qualified Plan	39,300	58,950	7,803	—	149,168
Mark A. Spurbeck	Non-Qualified Plan	17,987	37,487	2,366	—	75,133
Darren R. Yeates	Non-Qualified Plan	—	—	—	—	—
Scott T. Jarboe	Non-Qualified Plan	—	6,150	459	—	5,694
Patrick J. Forkin III	Non-Qualified Plan	12,688	21,113	7,473	—	59,103
Marc E. Hathhorn	Non-Qualified Plan	10,714	10,714	1,374	—	45,751
_________________________________
(1)All amounts reported in this column were reported as compensation in the last completed fiscal year in the 2024 Summary Compensation Table.
(2) No portion of the amounts reported in this column were reported as compensation in the last completed fiscal year in the 2024 Summary Compensation Table.
(3)The totals in this column represent registrant and executive contributions to the Non-Qualified Plan that were reported in the Summary Compensation Table for 2023 - 2024.

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2019 Severance Plan
The 2019 Severance Plan, which was in effect for all of 2024, was adopted to provide transitional assistance to certain senior executives whose employment is terminated by us (for reasons other than cause, death or disability) or by the senior executive for good reason.
The following table highlights the key provisions of the 2019 Severance Plan in effect during 2024 (certain terms used in the following table are defined in the 2019 Severance Plan):

Element	Severance Plan Provisions
NEOs Covered	All NEOs.
Term of Arrangement
The 2019 Severance Plan may be modified, amended or terminated at any time by the Board without notice to plan participants (“Participants”) with certain exceptions.
The 2019 Severance Plan may not be modified, amended or terminated in a manner adverse to Participants as of the date of the modification, amendment, or termination without six months’ advance written notice of such modification, amendment or termination. For a period of two years following a Change in Control, the 2019 Severance Plan For a period of two years following a Change in Control, the 2019 Severance Plan may not be discontinued, terminated or amended in such a manner that decreases the Severance Payment payable to any Participant or that makes any provision less favorable for any Participant without the consent of the Participant.
Either Peabody or the executive may terminate employment at any time for any reason (other than for cause) by delivery of notice 90 days in advance of the termination date.

Severance Benefits
Upon termination other than for cause or upon resignation for good reason, severance is equal to a 1.5x multiplier for the NEOs and 2x for the CEO (or, in the event termination occurs within two years after a Change in Control, the severance multiplier changes to 2x for the NEOs and 2.5x for the CEO) of the sum of:
•base salary;
•average annual cash incentive award paid for the three years preceding the year of termination; and
Upon termination other than for cause or upon resignation for good reason, the executive is also entitled to a pro-rata portion of the current-year annual incentive based upon actual performance for the year in which termination occurs, as well as certain medical and other benefits for up to 18 months.

Restrictive Covenants (post-termination)
Confidentiality (perpetual).
Non-compete (1 year).
Non-solicitation (1 year).
Breach will result in forfeiture of any unpaid amounts or benefits; executive will be required to repay any portion of the severance payment previously paid to him or her.

Tax Gross-Ups	None.

While Mr. Yeates has not entered into the Company’s standard form of participation agreement for executive officers of the Company (a “Participation Agreement”) under the 2019 Severance Plan, the terms of the 2019 Severance Plan and Participation Agreement are incorporated into his Amended Employment Contract, as discussed on page 46.

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The table set forth on page 57 reflects the amount of compensation that would have been payable to the NEOs in the event of termination of employment, including certain benefits upon an involuntary termination related to a Change in Control, under the terms of the 2019 Severance Plan and equity award agreements, as applicable. Certain terms used in the chart are defined in the 2019 Severance Plan or applicable award agreement. The amounts shown assume a termination effective as of December 31, 2024. The actual amounts that would be payable can be determined only at the time of the NEO’s termination. Mr. Hathhorn voluntarily ended his employment on October 31, 2024. As a result of the voluntary termination, Mr. Hathhorn did not receive any payment under the 2019 Severance Plan, and his unvested RSU, PSUs and performance-based cash awards.
Under the award agreement applicable to RSU and restricted cash awards, such awards generally vest in full on the grantee’s death or “disability” (as defined in the award agreement). If the grantee becomes eligible for “retirement” (as defined in the award agreement) after the grant date, the award will begin to vest on a quarterly basis (rather than an annual basis), still generally subject to continued employment.
Under the award agreements applicable to the PSU and performance-based cash awards, in the event of the grantee’s termination of service on account of death or “disability” (as defined in the award agreement), such awards generally become earned and vest on the basis of the relative achievement of the applicable performance goals for the entire performance period. In the event of a grantee’s termination of service on account of “retirement” (as defined in the award agreement), or on account of a termination without “cause” or for “good reason” (as each such term is defined in the award agreement), other than following a change in control, a pro-rata portion of the PSUs and performance-based cash awards will vest, based on the number of days that the grantee provided services to Peabody or a subsidiary during the performance period and the relative achievement of the applicable performance goals for the entire performance period.
Generally, in the event of a “change in control” (as defined for purposes of the awards), if outstanding equity awards are continued, assumed or replaced by the acquiring or surviving entity, unless otherwise determined by the Compensation Committee, the Compensation Committee will either (1) make such adjustment to the awards then outstanding as the Compensation Committee deems appropriate to reflect the change in control or (2) cause any such outstanding awards to be replaced and/or substituted by new rights by the acquiring or surviving entity after the change in control. If the awards are not to be assumed in the change in control, the Compensation Committee will generally cancel such awards in exchange for consideration (whether in cash or other property) based on the price paid per share as part of the change in control, and the Compensation Committee may in such circumstances convert the awards into cash-settled awards based on the value of the consideration Peabody’s stockholders receive in the change in control, as determined by the Compensation Committee in compliance with Section 409A of the Code.
If a grantee’s service is terminated without “cause” or for “good reason” within two years after a change in control, outstanding equity and restricted cash awards held by such grantee will generally vest in full. PSUs and performance-based cash awards will generally vest in such circumstances based on the relative achievement of the applicable performance goals for the full performance period.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
(as of December 31, 2024)

Name and Event of Termination	Cash Severance ($)	Continued Benefits and Perquisites ($)	Other Cash Payment ($)	Accelerated and/or Continued Vesting/ Earnout of Unvested Equity Compensation ($) (1)	Excise Tax Gross-up or Cut-back ($)	Total ($)
James C. Grech
“For Cause” Termination or Voluntary Termination	—	—	—	—	—	—
Death or Disability (2)	—	—	4,223,438	6,353,312	—	10,576,750
Involuntary Termination “Without Cause” or “For Good Reason” (3)	4,207,574	22,709	2,400,522	1,954,066	—	8,584,871
Involuntary Termination Related to a Change in Control (4)	5,259,467	22,709	4,223,438	6,353,312	—	15,858,926
Mark A. Spurbeck
“For Cause” Termination or Voluntary Termination	—	—	—	—	—	—
Death or Disability (2)	—	—	1,790,499	2,124,378	—	3,914,877
Involuntary Termination “Without Cause” or “For Good Reason” (3)	1,792,236	32,236	—	679,250	—	2,503,722
Involuntary Termination Related to a Change in Control (5)	2,389,648	32,236	1,790,499	2,124,378	—	6,336,761
Darren R. Yeates (6)
“For Cause” Termination or Voluntary Termination	—	—	—	—	—	—
Death or Disability (2)	—	—	1,942,433	2,664,036	—	4,606,469
Involuntary Termination “Without Cause” or “For Good Reason” (3)	1,974,444	—	—	824,555	—	2,798,999
Involuntary Termination Related to a Change in Control(5)	2,632,591	—	1,942,433	2,664,036	—	7,239,060
Scott T. Jarboe
“For Cause” Termination or Voluntary Termination	—	—	—	—	—	—
Death or Disability (2)	—	—	1,277,259	1,632,829	—	2,910,088
Involuntary Termination “Without Cause” or “For Good Reason” (3)	1,454,805	32,236	—	500,200	—	1,987,241
Involuntary Termination Related to a Change in Control (5)	1,939,740	32,236	1,277,259	1,632,829	—	4,882,064
Patrick J. Forkin III
“For Cause” Termination or Voluntary Termination	—	—	—	—	—	—
Death or Disability (2)	—	—	884,956	1,061,140	—	1,946,096
Involuntary Termination “Without Cause” or “For Good Reason” (3)	1,131,305	20,314	—	321,503	—	1,473,122
Involuntary Termination Related to a Change in Control (5)	1,508,406	20,314	884,956	1,061,140	—	3,474,816
_________________________________
(1)Reflects the value the NEO could realize as a result of the accelerated vesting of unvested RSUs and accelerated or continued vesting of unvested PSUs. Value attributed to RSU and PSU awards is based on the December 31, 2024 closing stock price of $20.94.

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(2)For all NEOs, compensation payable upon death or disability would include: (1) accrued but unused vacation; (2) earned but unpaid STIP; and (3) the value the NEO could realize as a result of the accelerated or continued vesting of any unvested RSUs, PSUs, restricted cash and performance-based cash awards. Amounts do not include life insurance payments in the case of death.
(3) For all NEOs, compensation payable would include: (1) severance payments of 1.5 times (or 2 times for Mr. Grech) base salary; (2) a payment equal to 1.5 times (or 2 times for Mr. Grech) the average of the actual annual incentives paid in the three prior years; (3) any earned but unpaid annual incentive for the year of termination; (4) continuation of benefits for 18 months (excluding Mr. Yeates); and (5) the value that could be realized based on vesting of outstanding RSU, PSU, restricted cash and performance-based cash awards.
(4)For the CEO, compensation payable would include: (1) severance payments of two and one half times base salary; (2) a payment equal to two and one half times the average of the actual annual incentives paid in the three prior years; (3) any earned but unpaid annual incentive for the year of termination; (4) continuation of benefits for 18 months; and (5) the value that could be realized based on vesting of outstanding RSU, PSU, restricted cash and performance-based cash awards.
(5)For Mr. Yeates, Mr. Spurbeck, Mr. Jarboe and Mr. Forkin, compensation payable would include (1) severance payments of two times base salary; (2) a payment equal to two times the average of the actual annual incentives paid in the three prior years; (3) any earned but unpaid annual incentive for the year of termination; (4) continuation of benefits for 18 months; and (5) the value that could be realized based on vesting of outstanding RSU, PSU, restricted cash and performance-based cash awards.
(6)Mr. Yeates is an Australian employee and his salary is paid in Australian Dollars (AUD). U.S. Dollar (USD) amounts in this Proxy Statement with respect to Mr. Yeates have been converted from AUD at a rate of 0.6217 USD to one AUD. The exchange rate represents the December 31, 2024 rate provided by the Reserve Bank of Australia.

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PAY RATIO DISCLOSURE
The pay ratio information is provided pursuant to the SEC’s guidance under Item 402(u) of Regulation S-K. We note that, due to our permitted use of reasonable estimates and assumptions in preparing this pay ratio disclosure, the disclosure may involve a degree of imprecision, and thus this pay ratio disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions described below. The pay ratio was not used to make management decisions, and the Board does not use this pay ratio to determine executive compensation adjustments.
Methodology to Determine Median Employee
In 2024, we identified our median employee for purposes of the pay ratio disclosure. In determining such median employee, we evaluated our 3,479 U.S. and 2,267 non-U.S. employees (other than our CEO) as of November 15, 2024 (the “Determination Date”). From this total number, we excluded 4 non-U.S. employees (consisting of four employees in China, or collectively 0.07% of our total workforce), in accordance with a de minimis exception. The remaining 5,742 employees consisted of all of our full-time, part-time and temporary employees (other than our CEO) in the United States and Australia as of the Determination Date. The median employee was selected using a total cash compensation approach, consisting of base salary, overtime, and target short-term incentive levels for the period beginning on January 1, 2024, and ending on December 31, 2024, and salaries were annualized for employees who were not employed for all of 2024 as permitted by the applicable rules.
Median Employee to CEO Pay Ratio
For 2024, we calculated annual total compensation for the median employee using the same methodology as for our NEOs as described in the 2024 Summary Compensation Table within this Proxy Statement. The ratio of the annual total compensation of our median employee to the annual total compensation of our CEO is shown below:

Individual	Annual Total Compensation
James C. Grech President and Chief Executive Officer	$6,972,467
Median Employee	$122,326
Pay Ratio	57 to 1

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PAY VERSUS PERFORMANCE DISCLOSURE

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), we provide the following disclosure regarding executive compensation for our principal executive officers (“PEOs”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

							Value of Initial Fixed $100 Investment Based On:[4]
Year	Summary Compensation Table Total for Glenn L. Kellow [1] ($)	Compensation Actually Paid to Glenn L. Kellow [1,2,3] ($)	Summary Compensation Table Total for James C. Grech [1] ($)	Compensation Actually Paid to James C. Grech [1,2,3] ($)	Average Summary Compensation Table Total for Non-PEO NEOs[1] ($)	Average Compensation Actually Paid to Non-PEO NEOs[1,2,3] ($)	TSR ($)	Peer Group TSR ($)[4]	Net Income ($)[5]	Adjusted EBITDA[6] ($)
2024	$—	$—	6,972,467	7,275,899	2,510,874	2,590,603	234.77	208.99	403,500,000	871,700,000
2023	$—	$—	5,879,892	4,805,574	2,630,479	2,504,778	269.27	218.23	815,600,000	1,363,900,000
2022	$—	$—	3,811,296	8,016,084	2,172,769	4,353,640	289.69	178.99	1,319,100,000	1,844,700,000
2021	8,753,812	11,945,403	4,239,272	4,777,733	2,195,035	3,284,553	110.42	157.75	371,400,000	916,700,000
2020	6,352,911	(795,179)	$—	$—	1,751,662	719,821	26.43	116.44	(1,873,800,000)	258,800,000
_________________________________
(1)Glenn L. Kellow was our PEO from May 2015 to June 2021. James C. Grech was our PEO from June 2021 to present. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2020	2021	2022	2023	2024
Mark A. Spurbeck	Mark A. Spurbeck	Mark A. Spurbeck	Mark A. Spurbeck	Mark A. Spurbeck
Darren R. Yeates	Darren R. Yeates	Darren R. Yeates	Darren R. Yeates	Darren R. Yeates
Marc E. Hathhorn	Marc E. Hathhorn	Marc E. Hathhorn	Marc E. Hathhorn	Scott T. Jarboe
Kemal Williamson	Scott T. Jarboe	Scott T. Jarboe	Scott T. Jarboe	Patrick J. Forkin III
Amy B. Schwetz	Kemal Williamson			Marc E. Hathhorn
Charles F. Meintjes
(2)The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
(3)Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for James C. Grech ($)	Exclusion of Stock Awards for James C. Grech ($)	Inclusion of Equity Values for James C. Grech ($)	Compensation Actually Paid to James C. Grech ($)
2024	6,972,467	(3,732,274)	4,035,706	7,275,899

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2024	2,510,874	(1,064,864)	1,144,593	2,590,603

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The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for James C. Grech ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for James C. Grech ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for James C. Grech ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for James C. Grech ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for James C. Grech ($)	Total - Inclusion of Equity Values for James C. Grech ($)
2024	3,916,102	28,919	$—	90,685	$—	4,035,706

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Total - Inclusion of Equity Values for Non-PEO NEOs ($)
2024	1,120,041	8,936	$—	15,616	$—	1,144,593
(4)The Peer Group TSR set forth in this table utilizes the S&P Metals and Mining Select Industry Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2024. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the S&P Metals and Mining Select Industry Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
(5)The 2024 Proxy Statement reflected net income of $759,600,000. The 2025 Proxy Statement has been updated to reflect actual net income of $815,600,000.
(6)We determined Adjusted EBITDA to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2024. This performance measure may not have been the most important financial performance measure in prior years and we may determine a different financial performance measure to be the most important financial performance measure in future years. Adjusted EBITDA is a non-GAAP measure and is defined and reconciled to the nearest GAAP measure in Appendix B to this proxy statement.

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Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs and the cumulative TSR over the five most recently completed fiscal years for the Company and the Peer Group TSR.

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Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs and our net income during the five most recently completed fiscal years.

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Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Adjusted EBITDA
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs and our Adjusted EBITDA during the five most recently completed fiscal years. This non-GAAP measure is defined and reconciled to the nearest GAAP measure in Appendix B.

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Tabular List of Most Important Financial and Non-Financial Performance Measures
The following table presents the financial and non-financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and other NEOs for 2024 to Company performance. The measures in this table are not ranked.

Free Cash Flow
Production Volume
Environmental Reclamation
Adjusted EBITDA
Clean Cash Cost Per Ton
TRIFR
Safety & Sustainability MS

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PROPOSAL 2 – ADVISORY APPROVAL OF THE COMPANY’S NAMED EXECUTIVE OFFICERS’ COMPENSATION
The Dodd-Frank Act and Section 14A of the Exchange Act require that we permit our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in the CD&A, the Summary Compensation Table and accompanying executive compensation tables and the related narrative disclosure accompanying such information. At our 2024 Annual Meeting, our stockholders approved, on an advisory basis, that an advisory vote on named executive officer compensation should be held annually. Based on such result, our Board determined that the advisory vote on our named executive officers’ compensation will be held every year until the next advisory vote on the frequency of future advisory votes on our named executive officers’ compensation. We expect the next advisory vote to approve named executive officer compensation will be held at the 2030 Annual Meeting.
We believe that our compensation programs and policies reflect an overall pay-for-performance culture that is strongly aligned with the interests of our stockholders. We are committed to utilizing a mix of incentive compensation programs that will reward success in achieving Peabody’s financial objectives and growing value for stockholders, and to continuing to refine these incentives to maximize Company performance. The Compensation Committee of the Board has overseen the development of a compensation program designed to achieve pay-for-performance and alignment with stockholder interests, as described more fully in the CD&A section above. The compensation program was designed in a manner that we believe is reasonable, competitive and appropriately balances the goals of attracting, motivating, rewarding and retaining our executives.
Peabody and the Board continually evaluate our compensation policies and practices to ensure they are meeting our objectives and are consistent with corporate governance best practices. As part of that process, the Compensation Committee and the Board consider the results of our stockholder advisory vote on executive compensation. The Compensation Committee will continue to routinely evaluate and, as appropriate, take into account the views of our stockholders to enhance our compensation program.
For the reasons discussed in the CD&A section above, the Board recommends that stockholders vote, on an advisory basis, in favor of the following “Say-on-Pay” resolution:
“Resolved, that the compensation paid to Peabody’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables, narrative discussion and any related material disclosed in this Proxy Statement, is hereby approved.”
Because your vote is advisory, it will not be binding upon Peabody, the Board or the Compensation Committee. However, we value the views of our stockholders, and the Compensation Committee expects to continue to take into account the outcome of the vote when considering future executive compensation arrangements.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2.

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AUDIT COMMITTEE REPORT
Peabody’s management is responsible for preparing financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”) and the financial reporting process, including Peabody’s disclosure controls and procedures and internal control over financial reporting. Peabody’s independent registered public accounting firm is responsible for (i) auditing Peabody’s financial statements and expressing an opinion as to their conformity to GAAP and (ii) auditing the effectiveness of Peabody’s internal control over financial reporting and expressing an opinion as to its effectiveness. The Audit Committee of the Board, composed solely of independent directors, meets periodically with management, including the Director, Internal Audit (the employee with primary responsibility for Peabody’s internal audit functions) and others in Peabody, and Peabody’s independent registered public accounting firm to review and oversee matters relating to Peabody’s financial statements, audit services, internal audit activities, disclosure controls and procedures, and internal control over financial reporting and non-audit services provided by the independent accountants.
The Audit Committee has reviewed and discussed with management and Ernst & Young LLP (“EY”), Peabody’s independent registered public accounting firm, Peabody’s audited financial statements for the fiscal year ended December 31, 2024. The Audit Committee has also discussed with EY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”), including critical audit matters (CAMs), and the SEC. In addition, the Audit Committee received from EY the written disclosures and the letter required by applicable requirements of the PCAOB regarding EY’s communications with the Audit Committee concerning independence, discussed with EY its independence from Peabody and Peabody’s management, and considered whether EY’s provision of non-audit services to Peabody is compatible with maintaining the auditor’s independence.
The Audit Committee conducted its own self-evaluation and evaluation of the services provided by EY during the fiscal year ended December 31, 2024. Based on its evaluation of EY, the Audit Committee reappointed EY as Peabody’s independent registered public accounting firm for the fiscal year ending December 31, 2025.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that Peabody’s audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the SEC.
AUDIT COMMITTEE MEMBERS:
NICHOLAS J. CHIREKOS, CHAIR
M. KATHERINE BANKS
ANDREA E. BERTONE

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AUDIT FEES
Fees Paid to Independent Registered Public Accounting Firm
Ernst & Young LLP has served as our independent registered public accounting firm since 1991. In approving the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024, the Audit Committee considered, among other factors:
•Audit approach and supporting tools;
•General technical expertise;
•Audit quality factors, including timing of procedures and engagement team workload and allocation;
•Recent Public Company Accounting Oversight Board (PCAOB) inspection findings and Ernst & Young LLP’s responses thereto;
•Communication and interaction with the Audit Committee and management;
•Independence and commitment to objectivity and professional skepticism;
•Prior year audit performance; and
•The reasonableness and appropriateness of fees.
The following fees were paid to Ernst & Young LLP for services rendered during the fiscal years ended December 31, 2024, and 2023:

•Audit Fees: $3,520,862 (for the fiscal year ended December 31, 2024) and $3,557,493 (for the fiscal year ended December 31, 2023) for fees associated with the annual audit of our consolidated financial statements, including the audit of internal control over financial reporting, the reviews of our Quarterly Reports on Form 10-Q, services provided in connection with statutory and regulatory filings or transactional requirements, assistance with and review of documents filed with the SEC and accounting and financial reporting consultations.

•Audit-Related Fees: $183,330 (for the fiscal year ended December 31, 2024) and $32,352 (for the fiscal year ended December 31, 2023) for assurance-related services for internal control reviews, sustainability reporting assessments and other attest services not required by statute.

•Tax Fees: $79,682 (for the fiscal year ended December 31, 2024) and $75,405 (for the fiscal year ended December 31, 2023) for tax compliance, tax advice and tax planning services.

•All Other Fees: $2,000 (for the fiscal year ended December 31, 2024) and $2,000 (for the fiscal year ended December 31, 2023) for fees related to an online research tool.
Under the Board’s established procedures, the Audit Committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm to ensure that the provisions of such services do not impair such firm’s independence. The Audit Committee may delegate its pre-approval authority to one or more of its members, but not to management. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.
Each fiscal year, the Audit Committee reviews with management and the independent registered public accounting firm the types of services that are likely to be required throughout the year. Those services are comprised of four categories, including audit services, audit-related services, tax services, and all other permissible services. At that time, the Audit Committee pre-approves a list of specific services that may be provided within each of these categories and sets fee limits for each specific service or project. Management is then authorized to engage the independent registered public accounting firm to perform the pre-approved services as needed throughout the year, subject to providing the Audit Committee with regular updates. The Audit Committee regularly reviews the amount of all billings submitted by the independent registered public accounting firm to ensure their services do not exceed pre-defined limits. The Audit Committee must review and

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approve in advance, on a case-by-case basis, all other projects, services and fees to be performed by or paid to the independent registered public accounting firm.
Under our policy and/or applicable rules and regulations, our independent registered public accounting firm is prohibited from providing the following types of services to us: (1) bookkeeping or other services related to our accounting records or financial statements, (2) financial information systems design and implementation, (3) appraisal or valuation services, fairness opinions or contribution-in-kind reports, (4) actuarial services, (5) internal audit outsourcing services, (6) management functions, (7) human resources, (8) broker-dealer, investment advisor or investment banking services, (9) legal services, (10) expert services unrelated to audit, (11) any services entailing a contingent fee or commission (not including fees awarded by a bankruptcy court) and (12) tax services to any of our officers whose role is in a financial reporting oversight capacity (regardless of whether we or the officer pays the fee for the services).
During the fiscal years ended December 31, 2024, and 2023, all the services described under “Audit Fees,” “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” were approved by the Audit Committee in accordance with the procedures described above.

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AUDIT COMMITTEE CHAIR’S LETTER
Number of meetings in 2024: 10
Membership and Attendance:

Members	Total Meetings Attended in 2024	Attendance Percentage of All Meetings in 2024	Meetings Held While a Committee Member	Attendance Percentage of Meetings Held While a Committee Member
M. Katherine Banks	10	100%	10	100%
Andrea E. Bertone	8	80%	10	80%
William H. Champion (1)	8	80%	5	100%
Nicholas J. Chirekos (Chair)	10	100%	10	100%
(1) Mr. Champion left the Committee in May as discussed below.
Dear Stockholder:
On behalf of the Board, I am pleased to present this year's Audit Committee (the Committee) report. During the year in addition to our regular duties, the Committee focused on the Company’s plans to adhere to sustainability related and cybersecurity related reporting requirements.
Committee Membership
In 2024, William Champion left the Committee to join the Compensation Committee as part of the rebalancing of board committees after two former directors decided not to run for re-election. The membership of the Committee otherwise remained consistent throughout 2024, with all current members of the Committee being reappointed following the annual meeting of stockholders in May 2024.
Annual Report
The judgements and factors that the Committee considered in reviewing the Company’s financial statements are set out in the Audit Committee Report. Based on those reviews, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC.
Plans for 2025
The Committee is focused on continuing to ensure strong internal controls over financial reporting and monitoring the accounting and disclosure related activities in relation to the Company’s planned acquisition.
I will be available at the Annual Meeting to answer any questions about our work.

Nicholas J. Chirekos
Audit Committee Chair

March 27, 2025

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PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board’s Audit Committee has appointed Ernst & Young LLP (EY) as Peabody’s independent registered public accounting firm to audit Peabody’s financial statements for the fiscal year ending December 31, 2025. As a matter of good corporate governance, the Audit Committee submits its selection of EY to our stockholders for ratification, and will consider the vote of our stockholders when appointing our independent registered public accounting firm in the future. A representative of EY is expected to attend the 2025 Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement, if desired.

The Audit Committee considers a number of factors in deciding whether to re-engage EY as the independent registered public accounting firm, including the length of time the firm has served in this role and an assessment of the firm’s professional qualifications and resources. In this regard, the Audit Committee considered that Peabody requires global, standardized and well-coordinated services, not only for audit purposes, but for other non-audit services items, such as valuation support, IT consulting and payroll services. Many of these services are provided to Peabody by other multinational audit and accounting firms. A change in our independent auditor would require us to replace one or more of the multinational service providers that perform non-audit services for us and could significantly disrupt our business due to the loss of cumulative knowledge in the service providers’ areas of expertise.

For additional information regarding Peabody’s relationship with EY, please refer to the “Audit Committee Report” and “Audit Fees” sections above.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 3.

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STOCK OWNERSHIP
Security Ownership of Directors and Management and Certain Beneficial Owners
The following table sets forth information as of March 13, 2025, with respect to persons or entities who are known by Peabody to beneficially own more than 5% of our outstanding Common Stock, each current director, each executive officer named in the Summary Compensation Table, and all directors and executive officers as a group.
Beneficial Owners of More Than Five Percent, Directors and Management

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)(3)		Percent of Class (4)
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	19,112,130	(5)	15.7%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	14,693,078	(6)	12.1%
State Street Corporation One Congress Street Boston, MA 02210	7,631,707	(7)	6.3%
Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One Austin, TX 78746	7,148,156	(8)	5.9%
M. Katherine Banks	—		*
Andrea E. Bertone	—		*
William H. Champion	—		*
Nicholas J. Chirekos	18,957		*
Stephen E. Gorman	32,957		*
James C. Grech	229,301		*
Scott T. Jarboe	49,138		*
Joe W. Laymon	4,994		*
Robert A. Malone	31,817		*
Mark A. Spurbeck	45,505		*
Darren R. Yeates	60,877		*
Patrick J. Forkin III	13,808		*
All Directors and Executive Officers as a Group (13 people)	497,588		*
_________________________________
(1)Beneficial ownership is determined in accordance with SEC rules and includes voting and investment power with respect to shares. Unless otherwise indicated, persons and entities named in the table have sole voting and dispositive power with respect to all shares beneficially owned.
(2)Generally, excludes restricted stock units and performance share units that remain unvested. Includes restricted stock units and performance share units that will vest and become available within 60 days of March 13, 2025.
(3)Excludes deferred stock units and dividend equivalent units held by our non-employee directors as of March 13, 2025 as follows: Dr. Banks,8,115; Ms. Bertone, 36,773; Mr. Champion, 28,491; Mr. Chirekos, 30,210; Mr. Gorman, 43,276; Mr. Laymon, 44,920; Mr. Malone, 44,210; and all directors as a group, 235,995.
(4)Applicable percentage ownership is based on 121,567,314 shares of Common Stock outstanding March 13, 2025. An asterisk (*) indicates that the applicable person beneficially owns less than one percent of the outstanding shares. Share ownership requirements for our directors are described on page 27 under the heading "Non-Employee Director Share Ownership Requirements" and requirements for our executives are described on page 45 under the heading "Share Ownership Requirements."
(5)This information is based solely on a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on November 12, 2024. According to such Schedule 13G/A, BlackRock beneficially owns 19,112,130 shares, has sole voting power with respect to 19,055,735

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of the shares, sole dispositive power with respect to 19,112,130 of the shares, and does not have shared voting or shared dispositive power over any shares.
(6)This information is based solely on a Schedule 13G/A filed by The Vanguard Group (“Vanguard”) with the SEC on November 12, 2024. According to such Schedule 13G/A, Vanguard beneficially owns 14,693,078 shares, has sole voting power with respect to none of the shares and shared voting power with respect to 117,467 of the shares, and has sole dispositive power with respect to 14,444,992 of the shares and shared dispositive power with respect to 248,086 of such shares.
(7)This information is based solely on a Schedule 13G/A filed by State Street Corporation with the SEC on October 16, 2024. According to such Schedule 13G, State Street beneficially owns 7,631,707 shares, has sole voting power with respect to none of the shares and shared voting power with respect to 7,467,342 of the shares, and has sole dispositive power with respect to none of the shares and shared dispositive power with respect to 7,631,707 of such shares.
(8)This information is based solely on a Schedule 13G filed by Dimensional Fund Advisors LP ("Dimensional") with the SEC on February 9, 2024. According to such Schedule 13G, Dimensional beneficially owns 7,148,156 shares, has sole voting power with respect to 7,114,436 of the shares, sole dispositive power with respect 7,148,156 of the shares, and does not have shared voting or shared dispositive power over any shares.

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REVIEW OF RELATED PERSON TRANSACTIONS
Policy for Approval of Related Person Transactions
Under a written policy adopted by the Board, the Nominating and Corporate Governance Committee is responsible for performing a reasonable prior review and approving all transactions between Peabody and certain “related persons,” such as our executive officers, directors and owners of more than 5% of our voting securities. In reviewing a transaction, the Nominating and Corporate Governance Committee considers the relevant facts and circumstances, including the benefits to us, any impact on director independence and whether the terms are consistent with a transaction available on an arms-length basis. Only those related person transactions that are determined to be in (or not inconsistent with) our best interests and the best interests of our stockholders are permitted to be approved. No committee member may participate in any review of a transaction in which the member or any of his or her family members is the related person. A copy of the policy can be found on our website (www.peabodyenergy.com) by clicking on “Investor,” then “Governance Documents,” and then “Related Persons Transaction Policy” and is available in print to any stockholder who requests it. The Board has concluded that there have been no related person transactions or agreements during 2024 and through the date of this Proxy Statement requiring disclosure.

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ADDITIONAL INFORMATION
Communications with the Board
The Board has adopted the following procedures for stockholders and other interested persons to send communications to the Board and/or individual directors (collectively, “Stockholder Communications”).
Stockholders and other interested persons seeking to communicate with the Board and/or individual directors should submit their written communications to the Chair, Peabody Energy Corporation, Peabody Plaza, 701 Market Street, St. Louis, Missouri 63101. The Chair will forward such Stockholder Communications to each Board member (excluding routine advertisements and business solicitations, as instructed by the Board), and provide a report on the disposition of matters stated in such Stockholder Communications at the next regular meeting of the Board. If a Stockholder Communication (excluding routine advertisements and business solicitations) is addressed to a specific individual director, the Chair will forward that Stockholder Communication to the named director and will discuss with that director whether the full Board and/or one of its committees should address the subject matter.
If a Stockholder Communication raises concerns about management’s or Peabody’s ethical conduct, it should be sent directly to our Chief Administrative Officer at Peabody Energy Corporation, Peabody Plaza, 701 Market Street, St. Louis, Missouri 63101. The Chief Administrative Officer will review the Stockholder Communication and, if appropriate, forward a copy of it to the Chair of the Audit Committee and, if appropriate, the Chair of the Board, and see that the subject matter is addressed by the appropriate Board committee, management and/or the full Board.
If a stockholder or other interested person seeks to communicate exclusively with our non-management directors, individually or as a group, such Stockholder Communication should be sent directly to the Corporate Secretary, who will forward it directly to the Chair of the Board. The Corporate Secretary will first consult with and receive the approval of the Chair of the Board before disclosing or otherwise discussing the Stockholder Communication with members of management or directors who are members of management.
At the direction of the Board, we reserve the right to screen all materials sent to our directors for potential security risks, harassment and/or other inappropriate content.
At our 2025 Annual Meeting, stockholders will have an opportunity to pose questions to the directors whether they attend in-person or virtually via the internet.
Process for Stockholder Proposals and Director Nominations
Stockholder Proposals Included in Our Proxy Materials
If you wish to submit a proposal for inclusion in next year’s proxy statement, we must receive the proposal on or before November 27, 2025, which is 120 calendar days prior to the anniversary of the mailing date of this year’s Proxy Statement. Upon timely receipt of any such proposal, we will determine whether to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies. Any proposals should be submitted, in writing, to the Corporate Secretary, Peabody Energy Corporation, Peabody Plaza, 701 Market Street, St. Louis, Missouri 63101.
Director Nominations (including Proxy Access) and Other Matters to be Brought Before the 2026 Annual Meeting of Stockholders
Under our bylaws, the following process applies if you wish to nominate a director or bring other business before the stockholders at the 2026 annual meeting of stockholders without having your proposal included in next year’s proxy statement.
•You must notify the Corporate Secretary in writing at our principal executive offices between January 8, 2026, and February 7, 2026; however, if we advance the date of the meeting by more than 20 days or delay the date by more than 70 days, from May 8, 2026, then such notice must be received no earlier than 120 days before the date of the annual meeting and not later than the close of business on the later of the 90th day before such date or the 10th day after public disclosure of the meeting is made; and

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•Your notice must contain the specific information required by our bylaws regarding the proposal or nominee, including, but not limited to, name, address, shares held, a description of the proposal or information regarding the nominee and other specified matters. In addition to satisfying the requirements under our bylaws, to comply with the universal proxy rules, if you intend to solicit proxies in support of director nominees other than Peabody’s nominees, your notice must set forth the information required by Rule 14a-19 under the Exchange Act. Our proxy access bylaw, discussed below, has additional requirements for nominees submitted through the proxy access process. The proxy access provisions permit a stockholder, or group of not more than 20 stockholders, meeting specified eligibility requirements to include director nominees in our proxy materials for annual meetings. In order to be eligible to use the proxy access provisions, eligible stockholders, among other requirements, must have owned 3% or more of our outstanding Common Stock continuously for at least three years. The maximum number of stockholder-nominated candidates under the proxy access provisions of our bylaws is equal to the greater of two directors or the largest whole number that does not exceed 20% of the number of directors on our Board as of the last day on which a proxy access notice may be delivered. The submission process described above applies to nominees submitted through this proxy access process.

You can obtain a copy of our bylaws, without charge, by writing to the Corporate Secretary at the address shown above or by accessing our website (www.peabodyenergy.com) and clicking on “Investor,” and then “Governance Documents.” Information on our website is not considered part of this Proxy Statement. These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in our proxy statement. The foregoing time limits also apply in determining whether notice is timely for purposes of SEC rules relating to the exercise of discretionary voting authority.
Householding of Proxies
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports, proxy statements, and notices of internet availability with respect to two or more stockholders sharing the same address by delivering a single annual report and/or proxy statement and/or notices of internet availability addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household annual reports, proxy statements, and notices of internet availability, delivering a single annual report, proxy statement, and notice of internet availability to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.
Once you have received notice from your broker or us that your broker or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report, proxy statement, and/or notice of internet availability in the future, please notify your broker if your shares are held in a brokerage account or notify us at the address or telephone number below if you hold registered shares. If, at any time, you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of our annual report, proxy statement, and/or notice of internet availability, please notify your broker if your shares are held in a brokerage account or notify us if you hold registered shares.
At any time, you may request a separate copy of our annual report or proxy statement by sending a written request to the Corporate Secretary at Peabody Energy Corporation, Peabody Plaza, 701 Market Street, St. Louis, Missouri 63101 or by calling (314) 342-3400.
Additional Filings
Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports are available without charge through our website as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. They may be accessed at our website (www.peabodyenergy.com) by clicking on “Investor,” and then “SEC Filings.” Information on our website is not considered part of this Proxy Statement.
In accordance with SEC rules, the information contained in the Report of the Audit Committee and the Report of the Compensation Committee shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to the SEC’s Regulation 14A, or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

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Costs of Solicitation
The accompanying proxy is being solicited by and on behalf of the Board. Peabody is paying the cost of preparing, printing, and mailing these proxy materials. We have engaged Alliance Advisors to assist in distributing proxy materials, soliciting proxies, and in performing other proxy solicitation services for a fee of $15,000 plus their out-of-pocket expenses. Proxies may be solicited personally or by telephone by our regular employees without additional compensation as well as by employees of Alliance Advisors. We will reimburse banks, brokerage firms, and others for their reasonable expenses in forwarding proxy materials to beneficial owners and obtaining their voting instructions.

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OTHER BUSINESS
The Board is not aware of any matters requiring stockholder action to be presented at the 2025 Annual Meeting other than those stated in the 2025 Notice of Annual Meeting. Should other matters be properly introduced at the 2025 Annual Meeting, those persons named in the enclosed proxy will have discretionary authority to act on such matters and will vote the proxy in accordance with their best judgment.
We will provide to any stockholder, without charge and upon written request, a copy (without exhibits unless otherwise requested) of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC. Any such request should be directed to Investor Relations, Peabody Energy Corporation, Peabody Plaza, 701 Market Street, St. Louis, Missouri 63101.
By Order of the Board of Directors,
SCOTT T. JARBOE
Chief Administrative Officer and Corporate Secretary

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APPENDIX A: QUESTIONS AND ANSWERS
Q:    Why did I receive a notice in the mail regarding the internet availability of proxy materials this year instead of a full set of proxy materials?
A:    In accordance with rules and regulations adopted by the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we may furnish proxy materials, including this Proxy Statement and the Peabody Energy Corporation 2024 Annual Report on Form 10-K, by providing access to them via the internet. We believe this allows us to provide our stockholders with the information they need, while reducing delivery costs and the environmental impact of our 2025 Annual Meeting.
Some stockholders will not receive printed copies of the proxy materials unless they request them. Instead, a Notice of Internet Availability of Proxy Materials (the “Notice”) was mailed which tells them how to access and review all the proxy materials on the internet. The Notice also provides information about how to submit a proxy on the internet or by telephone. If you received a Notice and would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting them in the Notice.
Q:    Why am I receiving these materials?
A:    We are providing these proxy materials to you on the internet or delivering printed versions of these materials to you by mail in connection with our solicitation of proxies to be voted at our 2025 Annual Meeting, which will take place on May 8, 2025. These materials were first made available on the internet or mailed to stockholders on or about March 27, 2025. You are invited to attend the 2025 Annual Meeting in person or virtually via the internet and requested to vote on the items described in this Proxy Statement.
Q:    What is included in these materials?
A:    These materials include:
•Our Proxy Statement for the 2025 Annual Meeting; and
•Our 2024 Annual Report on Form 10-K, which includes our audited consolidated financial statements.
If you received printed versions of these materials, they also include the proxy card/voting instruction form for the 2025 Annual Meeting.
Q:    What am I being asked to vote on?
A:    You are being asked to vote on the following proposals:
•Election of M. Katherine Banks, Andrea E. Bertone, William H. Champion, Nicholas J. Chirekos, Stephen E. Gorman, James C. Grech, Joe W. Laymon and Bob Malone as directors for a one-year term;
•Approval, on an advisory basis, of our named executive officers’ compensation;
•Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2025; and
•Any other matter properly introduced at the 2025 Annual Meeting.
Q:    What are the Board’s voting recommendations?
A:    The Board recommends the following votes:
•FOR the election of M. Katherine Banks, Andrea E. Bertone, William H. Champion, Nicholas J. Chirekos, Stephen E. Gorman, James C. Grech, Joe W. Laymon and Bob Malone as directors for a one-year term (Proposal 1);

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•FOR the approval, on an advisory basis, of our named executive officers’ compensation (Proposal 2); and
•FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2025 (Proposal 3).
Q:    Will any other matters be voted on?
A:    We are not aware of any other matters that will be brought before the stockholders for a vote at the 2025 Annual Meeting. If any other matter is properly brought before the 2025 Annual Meeting, your proxy will authorize each of Stephen E. Gorman and/or Scott T. Jarboe to vote on such matters in his discretion.
Q:    How do I vote?
A:    If you are a stockholder of record as of the record date you may vote using any of the following methods:
•Via the internet, by visiting the website “www.proxyvote.com” and following the instructions for internet voting on your Notice or proxy card/voting instruction form;
•By dialing 1-800-690-6903 and following the instructions for telephone voting on your Notice or proxy card/voting instruction form;
•If you received your proxy materials by mail, by completing and mailing your proxy card/voting instruction form; or
•By casting your vote in person at the 2025 Annual Meeting.
If you vote over the internet, you may incur costs such as telephone and internet access charges for which you will be responsible. The telephone and internet voting facilities for the stockholders of record of all shares will close at 10:59 p.m. Central Time on May 7, 2025. The internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded.
If you vote by internet or telephone, or return your signed proxy card/voting instruction form, your shares will be voted as you indicate. If you do not indicate how your shares are to be voted on a matter, your shares will be voted for all matters in accordance with the Board’s voting recommendations.
If your shares are held in a brokerage account in your broker’s name (also known as “street name”), you should follow the instructions for voting provided by your broker or nominee. You may submit voting instructions by internet or telephone or, if you received your proxy materials by mail, you may complete and mail a proxy card/voting instruction form to your broker or nominee. If you provide specific voting instructions by telephone, internet or mail, your broker or nominee will vote your shares as you have directed. Ballots will be provided during the 2025 Annual Meeting to anyone who wants to vote in person at the 2025 Annual Meeting. If you hold shares in street name, you must request a confirmation of beneficial ownership from your broker or nominee to vote in person at the 2025 Annual Meeting.
Q:    Can I change my vote?
A:    Yes. If you are a stockholder of record, you can change your vote or revoke your proxy before the 2025 Annual Meeting by:
•Submitting a valid, later-dated proxy card/voting instruction form;
•Submitting a valid, subsequent vote by telephone or the internet at any time prior to 10:59 p.m. Central Time on May 7, 2025;
•Notifying our Corporate Secretary in writing that you have revoked your proxy; or
•Completing a written ballot at the 2025 Annual Meeting.

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If your shares are held in a brokerage account in your broker’s or nominee’s name, you should follow the instructions for changing or revoking your vote provided by your broker or nominee.
Q:    Is my vote confidential?
A:    Yes. All proxies, ballots, and vote tabulations that identify how individual stockholders voted will be kept confidential and not be disclosed to our directors, officers, or employees, except in limited circumstances, including:
•When disclosure is required by law;
•During any contested solicitation of proxies; or
•When written comments by a stockholder appear on a proxy card/voting instruction form or other voting material.
Q:    What will happen if I do not instruct my broker how to vote?
A:    If your shares are held in street name and you do not instruct your broker how to vote, one of two things can happen depending on the type of proposal. Under NYSE rules, brokers have discretionary power to vote your shares on “routine” matters, but they do not have discretionary power to vote your shares on “non-routine” matters. We believe the only proposal that will be considered routine under NYSE rules is Proposal 3, which means your broker may vote your shares in its discretion on that item if you have not provided instructions. This is known as “broker discretionary voting.”
The election of directors (Proposal 1), and approval, on an advisory basis, of our Named Executive Officers’ compensation (Proposal 2) are considered non-routine matters. Accordingly, your broker may not vote your shares with respect to these items if you have not provided instructions. This will result in a “broker non-vote.”
We strongly encourage you to submit your proxy and exercise your right to vote as a stockholder.
Q:    How many shares must be present to hold the 2025 Annual Meeting?
A:    Holders of record of a majority of the shares of outstanding Common Stock as of the record date must be represented in person or by proxy at the 2025 Annual Meeting in order to conduct business. This is called a quorum. If you vote, your shares will be part of the quorum. Abstentions, “Withheld” votes and broker non-votes also will be counted in determining whether a quorum exists.
Q:    What vote is required to approve the proposals?
A:    In the election of directors (Proposal 1), the number of shares voted “For” a nominee must exceed 50% of the number of votes cast with respect to such nominee’s election for such nominee to be elected. Votes cast exclude abstentions and broker non-votes. If the number of shares voted “For” a nominee does not exceed 50% of the number of votes cast with respect to such nominee’s election, our Corporate Governance Guidelines require that such nominee promptly tender his or her resignation to the Chair of the Board following certification of the stockholder vote. The proposals to approve, on an advisory basis, our Named Executive Officers’ compensation (Proposal 2) and to ratify the appointment of Ernst & Young LLP (Proposal 3), will require approval by the holders of a majority of the shares present in person or by proxy at the 2025 Annual Meeting and entitled to vote. Abstentions will count as a vote against these proposals, and broker non-votes, if any, will have no effect on these proposals. Votes will be tabulated by the independent inspector of election appointed for the 2025 Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes.
Q:    What does it mean if I receive more than one Notice or proxy card or voting instruction form?
A:    It means your shares are registered differently or are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all your shares.

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Q:    Who may attend the 2025 Annual Meeting?
A:    All our stockholders as of the close of business on March 13, 2025 may attend the 2025 Annual Meeting.
Q:    What do I need to do to attend the 2025 Annual Meeting?
A:    An admission card or other proof of ownership, together with valid government-issued photo identification such as a driver’s license or passport, are required to attend the 2025 Annual Meeting. The registration desk will open at 8:30 a.m. Central Time on the day of the meeting, and the meeting will begin at 9:00 a.m. Central Time.
If you own shares in street name, you will need to ask your bank or broker for an admission card in the form of a confirmation of beneficial ownership. You will need to bring a confirmation of beneficial ownership with you to vote at the 2025 Annual Meeting. If you do not receive your confirmation of beneficial ownership in time, bring your most recent brokerage statement with you to the 2025 Annual Meeting. We can use that to verify your share ownership and admit you to the meeting; however, you will not be able to vote your shares at the 2025 Annual Meeting without a confirmation of beneficial ownership.
For safety reasons, we will not allow anyone to bring large bags, briefcases, packages, or other similar items into the meeting or secondary rooms, or to record or photograph the meeting.
Stockholders can participate in the virtual annual meeting at www.virtualshareholdermeeting.com/BTU2025 by entering the control number found on the proxy card. Further details on how to participate in the virtual meeting are available on proxyvote.com.
Q:    Why are you holding a virtual annual meeting in addition to an in-person meeting?
A:    The 2025 Annual Meeting will be held in a virtual meeting format in addition to the in-person format. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation, and communication. For example, the virtual format allows stockholders to communicate with us during the 2025 Annual Meeting so they can ask questions of the Board or management. During the live Q&A session of the 2025 Annual Meeting, we may answer questions as they come in, to the extent relevant to the business of the 2025 Annual Meeting, as time permits.
Q:    Do I need to preregister in order to attend the in-person meeting?
A:    In order to ensure that we have ample space at the in-person meeting, we ask that stockholders or their legal proxy holders who wish to attend the 2025 Annual Meeting preregister with Peabody’s Investor Relations Department by sending an email to IR@PeabodyEnergy.com no later than 5:00 p.m. Central Time on Friday, May 2, 2025. If you have questions about the admission process, you may call 314-342-7900.
Your request must include your name, email address, mailing address, telephone number (in case we need to contact you regarding your request), and one of the following:
•If you are a stockholder of record (i.e., you hold your shares through Peabody’s transfer agent, Equiniti Trust Company (EQ)), your request must include one of the following items: (i) a copy of your proxy card delivered as part of your proxy materials, (ii) a copy of your EQ account statement indicating your ownership of Peabody common stock as of the record date, or (iii) the Notice Regarding the Availability of Proxy Materials, if you received one.
•If you are a street name stockholder (i.e., you hold your shares through an intermediary, such as a bank or broker), your request must include one of the following items: (i) a copy of your voting instruction form provided by your broker or other holder of record as part of your proxy materials, (ii) a copy of a recent bank or brokerage statement indicating your ownership of Peabody common stock as of the record date, or (iii) the Notice Regarding the Availability of Proxy Materials, if you received one.
•If you are not a stockholder, but are attending as proxy for a stockholder, your request must include a valid legal proxy. If you plan to attend as proxy for a street name stockholder, you must present a valid

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legal proxy from the stockholder of record (i.e., the bank, broker, or other holder of record) to the street name stockholder that is assignable and a valid legal proxy from the street name stockholder to you. Stockholders may appoint only one proxy holder to attend on their behalf.
Q:    Where can I find the voting results of the 2025 Annual Meeting?
A:    We plan to announce preliminary voting results at the 2025 Annual Meeting and to publish final results in a Current Report on Form 8-K filed with the SEC within four business days after the 2025 Annual Meeting.

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APPENDIX B: RECONCILIATION OF CERTAIN NON-GAAP MEASURES

	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended
	Dec. 31, 2024	Dec. 31, 2023	Dec. 31, 2022	Dec. 31, 2021	Dec. 31, 2020
	(In Millions)
Reconciliation of Non-GAAP Financial Measures
Income (Loss) from Continuing Operations, Net of Income Taxes	$407.3	$816.0	$1,317.4	$347.4	$(1,859.8)
Depreciation, Depletion and Amortization	343.0	321.4	317.6	308.7	346.0
Asset Retirement Obligation Expenses	48.9	50.5	49.4	44.7	45.7
Restructuring Charges	4.4	3.3	2.9	8.3	37.9
Transaction Costs Related to Business Combinations and Joint Ventures	10.3	—	—	—	23.1
Asset Impairment	—	2.0	11.2	—	1,487.4
Provision for NARM and Shoal Creek Losses	3.7	40.9	—	—	—
Shoal Creek Insurance Recovery - Property Damage	(28.7)	—	—	—	—
Changes in Deferred Tax Asset Valuation Allowance and Reserves and Amortization of Basis Difference Related to Equity Affiliates	(1.8)	(1.6)	(2.3)	(33.8)	30.9
Interest Expense, Net of Capitalized Interest	46.9	59.8	140.3	183.4	139.8
Net Loss (Gain) on Early Debt Extinguishment	—	8.8	57.9	(33.2)	—
Interest Income	(71.0)	(76.8)	(18.4)	(6.5)	(9.4)
Net Mark-to-Market Adjustment on Actuarially Determined Liabilities	(6.1)	(0.3)	(27.8)	(43.4)	(5.1)
Unrealized (Gains) Losses on Derivative Contracts Related to Forecasted Sales	—	(159.0)	35.8	115.1	29.6
Unrealized Losses (Gains) on Foreign Currency Option Contracts	9.0	(7.4)	2.3	7.5	(7.1)
Take-or-Pay Contract-Based Intangible Recognition	(3.0)	(2.5)	(2.8)	(4.3)	(8.2)
Income Tax Provision (Benefit)	108.8	308.8	(38.8)	22.8	8.0
Adjusted EBITDA (1)	$871.7	$1,363.9	$1,844.7	$916.7	$258.8

Operating Costs and Expenses	$3,420.9
Unrealized Losses on Foreign Currency Option Contracts	(9.0)
Take-or-Pay Contract-Based Intangible Recognition	3.0
Net Periodic Benefit Credit, Excluding Service Cost	(40.6)
Segment Costs (2)	$3,374.3

Peabody | Notice of 2025 Annual Meeting of Stockholders and Proxy Statement	84

		Year Ended	Year Ended
		Dec. 31, 2024	Dec. 31, 2023
		(In Millions)
Reconciliation of Non-GAAP Financial Measures
Net Cash Provided By Operating Activities		$606.5	$1,035.5
Net Cash Used In Investing Activities		(598.1)	(342.6)
Add Back: Amount Attributable to Business Combinations		75.0	—
Free Cash Flow (3)		$83.4	$692.9
Adjustment to LTIP Performance Metric (4)		207.4	72.0
Free Cash Flow-LTIP (5) (2023 Performance-Based Cash Award)		$290.8	$764.9
Free Cash Flow-LTIP (5) (2023 Performance-Based Cash Award - Two Year Period)		$1,055.7

	Year Ended Dec. 31, 2024
Segment	Segment Costs (2)	Sales Related Costs (6)	Miscellaneous Adjustments (7)	Liquidated Damages Adjustment (8)	Clean Cash Cost (9)
	(In Millions)
Seaborne Thermal	$783.9	$(224.3)	$(5.0)	$—	$554.6
Seaborne Metallurgical	893.9	(231.6)	(7.7)	—	654.6
Powder River Basin	960.2	(297.5)	(2.6)	—	660.1
Other U.S. Thermal	671.8	(53.0)	(0.1)	15.3	634.0
Corporate and Other	64.5
Total	$3,374.3

Segment	Tons Sold	Liquidated Damages Adjustment (8)	Adjusted Tons Sold
	(In Millions)
Seaborne Thermal	16.4	—	16.4
Seaborne Metallurgical	7.3	—	7.3
Powder River Basin	79.6	—	79.6
Other U.S. Thermal	14.6	0.8	15.4

Peabody | Notice of 2025 Annual Meeting of Stockholders and Proxy Statement	85

Note: Adjusted EBITDA; Segment Costs; Free Cash Flow; Free Cash Flow-LTIP; and Clean Cash Cost are non-GAAP financial measures. Management believes non-GAAP measures are used by investors to measure our operating performance. These measures are not intended to serve as alternatives to U.S. GAAP measures of performance and may not be comparable to similarly-titled measures presented by other companies.
(1)Adjusted EBITDA is defined as income (loss) from continuing operations before deducting net interest expense; income taxes; asset retirement obligation expenses; and depreciation, depletion and amortization. Adjusted EBITDA is also adjusted for the discrete items that management excluded in analyzing our segments' operating performance, as displayed in the reconciliation above. Adjusted EBITDA is used by the chief operating decision maker as the primary financial metric to measure each segment's operating performance against expected results and to allocate resources, including capital investment in mining operations and potential expansions.
(2)    Segment Costs is defined as operating costs and expenses adjusted for the discrete items that management excluded in analyzing each of its segments’ operating performance, as displayed in the reconciliation above. Segment Costs is used by management as a component of a metric to measure each segment's operating performance.
(3)    Free Cash Flow is defined as net cash provided by operating activities less net cash used in investing activities and excludes cash outflows related to business combinations. Free Cash Flow is used by management as a measure of our financial performance and our ability to generate excess cash flow from our business operations.
(4)    Items impacting STIP/LTIP performance metric, as described within the Proxy Statement under "Compensation Discussion and Analysis."
(5)    Free Cash Flow-LTIP is equal to Free Cash Flow further adjusted for certain items which impact the LTIP performance metric.
(6)    Coal hauling and loading, royalties and other sales related expenses which are excluded from Segment Costs when calculating Clean Cash Cost.
(7)    Costs that are not controllable by the operations which are excluded from Segment Costs when calculating Clean Cash Cost.
(8)    During 2024, planned sales volume of the Other U.S. Thermal segment was not shipped as customers elected to settle the volume via liquidated damages. To reflect a more representative Clean Cash Cost per Ton, an adjustment was made to add the tons and the assumed incremental costs associated with producing the volume settled via liquidated damages.
(9)    Clean Cash Cost is defined as Segment Costs adjusted for sales related costs, costs that are not controllable by the operations and certain items which impact the STIP performance metric.

Peabody | Notice of 2025 Annual Meeting of Stockholders and Proxy Statement	86

PEABODY ENERGY CORPORATION
701 MARKET STREET
SAINT LOUIS, MO 63101-1830

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 7, 2025. Follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BTU2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 7, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V66084-P26609 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PEABODY ENERGY CORPORATION

The Board of Directors recommends you vote FOR the following:

1. Elect eight directors for a one-year term

Nominees:	**For**	**Against**	**Abstain**
1a. Bob Malone	☐	☐	☐
1b. M. Katherine Banks	☐	☐	☐
1c. Andrea E. Bertone	☐	☐	☐
1d. William H. Champion	☐	☐	☐
1e. Nicholas J. Chirekos	☐	☐	☐
1f. Stephen E. Gorman	☐	☐	☐
1g. James C. Grech	☐	☐	☐
1h. Joe W. Laymon	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 2.	**For**	**Against**	**Abstain**
2. Approve, on an advisory basis, our named executive officers' compensation.	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 3.	**For**	**Against**	**Abstain**
3. Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2025.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting to be held on May 8, 2025:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V66085-P26609

PEABODY ENERGY CORPORATION
Annual Meeting of Stockholders
May 8, 2025 at 9:00 a.m. Central Time
This Proxy is Solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Stephen E. Gorman and Scott T. Jarboe, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of Peabody Energy Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Central Time on May 8, 2025, at Peabody Plaza, 701 Market Street, St. Louis, Missouri 63101, virtually via the Internet at www.virtualshareholdermeeting.com/BTU2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side